UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Kadant Inc.

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Kadant Inc.

One Technology Park Drive

Westford, MA 01886

April 12, 2011

Dear Stockholder:

I am pleased to invite you to attend the 2011 annual meeting of stockholders of Kadant Inc. The meeting will be held on Wednesday, May 25, 2011, at 2:30 p.m. at our corporate offices located at One Technology Park Drive, Westford Massachusetts. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

We make our proxy materials available over the Internet and stockholders will receive a notice describing the Internet availability of our proxy materials. The notice contains instructions for accessing our proxy materials over the Internet or requesting a paper copy of the proxy materials by mail. Our proxy materials include this proxy statement and our 2010 annual report to stockholders, containing our audited financial statements and information about our business.

Your vote is very important. Whether or not you plan to attend the meeting in person, you can ensure your shares of our common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form.

Thank you for your support and continued interest in Kadant.

Sincerely,

WILLIAM A. RAINVILLE

Chairman of the Board

Kadant Inc.

One Technology Park Drive

Westford, MA 01886

April 12, 2011

To Stockholders of

KADANT INC.

NOTICE OF ANNUAL MEETING

The 2011 annual meeting of stockholders of Kadant Inc. will be held on Wednesday, May 25, 2011, at 2:30 p.m. at our corporate offices located at One Technology Park Drive, Westford, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

1.	to elect two directors, constituting the entire class of directors to be elected for a three-year term expiring in the year 2014;

2.	to approve, by non-binding advisory vote, our executive compensation;

3.	to approve, by non-binding advisory vote, the frequency of future executive compensation advisory votes;

4.	to approve an increase in the number of shares available under our 2006 equity incentive plan;

5.	to ratify the selection of Ernst & Young LLP by the audit committee of our board of directors as our company’s independent registered public accounting firm for the 2011 fiscal year; and

6.	to vote on such other business as may properly be brought before the meeting and any adjournment of the meeting.

The record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting is April 4, 2011. Our stock transfer books will remain open.

Our bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please ensure that your shares of our common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form.

This notice, the proxy and proxy statement are sent to you by order of our board of directors.

SANDRA L. LAMBERT

Vice President, General Counsel and Secretary

PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by the board of directors of Kadant Inc. for use at our 2011 annual meeting of stockholders to be held on Wednesday, May 25, 2011, at 2:30 p.m. at our corporate offices located at One Technology Park Drive, Westford, Massachusetts, and at any adjournment of that meeting. The mailing address of our executive office is One Technology Park Drive, Westford, Massachusetts 01886. The notice of annual meeting, this proxy statement and the enclosed proxy are being first furnished to our stockholders on or about April 12, 2011.

INTERNET AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available over the Internet. You will receive a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and 2010 annual report to stockholders, and submit your proxy. The Notice of Internet Availability also provides information on how to request paper copies of our proxy materials if you prefer. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise.

VOTING PROCEDURES

Purpose of Annual Meeting

Stockholders entitled to vote at the 2011 annual meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of two individuals constituting the class of directors to be elected for a three-year term expiring in 2014 (Proposal 1); approval, by non-binding advisory vote, our executive compensation (Proposal 2); approval, by non-binding advisory vote, the frequency of future executive compensation advisory votes (Proposal 3); approval of an increase in the available shares under our 2006 equity incentive plan (Proposal 4); and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 5).

Voting Securities and Record Date

Only stockholders of record at the close of business on April 4, 2011, are entitled to vote at the meeting or any adjournment of the meeting. Each share is entitled to one vote. Our outstanding capital stock entitled to vote at the meeting (which excludes shares held in our treasury) as of April 4, 2011, consisted of 12,298,201 shares of our common stock, $.01 par value per share.

Quorum

The holders of a majority of the shares of our common stock that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions, withhold votes or do not vote instructions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be counted as present.

Manner of Voting

Each share of common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until 11:59 p.m. Eastern time on Tuesday, May 24, 2011, by following the instructions on the proxy card or the notice of internet availability.

You may revoke your proxy at any time before the shares are voted at the meeting by entering new voting instructions by telephone or over the Internet before 11:59 p.m. Eastern time on Tuesday, May 24, 2011, by written notice received by our corporate secretary before the meeting, by executing and returning a new proxy bearing a later date or by voting by ballot at the meeting. Attendance at the meeting without voting by ballot will not revoke a previously submitted proxy.

You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendation of the board of directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the meeting. The board of directors recommends that you vote for the listed nominees for director and for approval of the increase in available plan shares, the advisory vote on executive compensation, a one-year frequency for future advisory votes on executive compensation and the ratification of the selection of our independent registered public accounting firm.

If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The election of directors, the proposal to increase our plan shares and the advisory votes on executive compensation matters (including the frequency of the advisory vote) are all non-discretionary voting matters and your broker will be unable to vote on these matters without receiving your instructions. Your broker or other representative will generally provide detailed voting instructions with your proxy material. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes.

Vote Required

Assuming a quorum is present at the meeting, the vote required to adopt each of the scheduled proposals is as follows:

•

Election of Directors (Proposal 1). The election of directors is determined by a plurality of the votes cast in person or by proxy by the stockholders entitled to vote on the election of directors. An instruction to withhold authority to vote for a nominee for director and broker non-votes will have no effect upon the outcome of the vote on the election of directors.

•

Increase in Available Plan Shares (Proposal 4). Approval of the increase in the available shares under our 2006 equity incentive plan is determined by the affirmative vote of a majority of our shares outstanding on the record date. Abstentions and broker non-votes will be counted as votes against the proposal.

•

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal 3). The advisory vote on the frequency of future executive compensation advisory votes is determined by whichever of the three frequency options (one year, two years or three years) receives the highest number of votes cast by the holders of the shares present or represented by proxy at the meeting and voting on the matter. Under our bylaws, abstentions and broker non-votes will have no effect on determining which frequency option has received the highest number of votes cast on the matter.

•

All Other Matters (Proposals 2 and 5). The advisory vote on our executive compensation and the ratification of the selection of our independent registered public accounting firm are determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the meeting and voting on each matter. Under our bylaws, abstentions and broker non-votes will have no effect on the determination of whether stockholders have approved the proposal.

Multiple Stockholders per Household

When more than one stockholder share the same address, we will deliver only one annual report and one proxy statement to that address, unless we have been instructed to the contrary by the stockholders. Similarly, beneficial owners with the same address who hold their shares in street name through a broker, bank or other representative may have elected to receive only one copy of these documents at that address. We will promptly send a separate copy of either document to you if you request one by writing or calling us at Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886 (telephone: 978-776-2000). If you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your broker, bank or other representative if you hold shares in street name, or contact our transfer agent, American Stock Transfer & Trust Company, Shareholder Services Department, 59 Maiden Lane, New York, New York 10038 (telephone: 718-921-8200) if you hold shares in your own name.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Our board of directors has nominated Dr. John M. Albertine and Mr. Thomas C. Leonard for election as directors for the three-year term expiring in 2014. Both nominees are currently members of our board of directors. If either nominee becomes unable to serve as a director, the proxy holders may vote the proxy for the election of a substitute nominee to be designated by our board of directors. We do not expect that either nominee will be unable to serve. Directors serve until the expiration of their terms and until their successors have been elected and qualified or until their earlier resignation, death or removal in accordance with our bylaws.

Our board of directors believes that the election of Dr. Albertine and Mr. Leonard as directors is in the best interests of our company and our stockholders and recommends a vote FOR their election.

Information regarding the names, ages, principal occupations and employment during the past five years of each of our nominees and directors is provided below. We have also included information about each director’s specific experience, qualifications, attributes or skills that led the board to conclude that he should serve as a director. Unless we have specifically noted below, no corporation or organization referred to below is a subsidiary or affiliate of ours. There are no family relationships among any of our directors and executive officers. Information on the stock ownership of our directors is provided in this proxy statement under the heading “Stock Ownership.” Information regarding the compensation of our directors is provided in this proxy statement under the heading “Director Compensation.”

Nominees for Director for the Three-Year Term That Will Expire in 2014

John M. Albertine	Dr. Albertine, 66, has been a member of our board of directors since June 2001. Dr. Albertine has been the chairman and chief executive officer of Albertine Enterprises, Inc., a Washington, D.C.-based public policy consulting and merchant-banking firm, since 1990. He also has served since 2005 as a principal of JJ&B, LLC, a Washington, D.C.-based investment bank he founded that provides finance, public policy and legal assistance to clients, and since 2004 as the executive chairman of Global Delta, LLC, a Washington, D.C.-based government contractor specializing in advanced sensor radio frequency and electro-optical technologies. Dr. Albertine served as executive director of the Congressional Joint Economic Committee under Chairman Senator Lloyd Bentsen from 1979 to 1980; president of the American Business Conference, founded by Arthur Levitt, Jr., from 1981 to 1986; and as chairman, appointed by President Ronald Reagan, of a presidential committee on aviation safety from 1987 to 1988. Dr. Albertine is currently chairman of the board and a director of Integral Systems, Inc., a manufacturer of satellite ground systems and equipment; a director of Intersections Inc., a global provider of consumer and corporate identity risk management services; a trustee and vice-chairman of the Virginia Retirement System, a public pension fund; and a member of the Governor’s Board of Economic Advisors for the State of Virginia. Within the last five years, Dr. Albertine also served as a director of Intermagnetics General Corp. and Midwest Air Group and as chairman and a director of Semco Energy, Inc. Dr. Albertine holds a Ph.D in economics from the University of Virginia. We believe Dr. Albertine’s qualifications to serve on our board of directors include his knowledge of the economy, capital markets and diverse businesses, his service on other public company boards and committees, and his education as an economist.

Thomas C. Leonard	Mr. Leonard, 56, has been a member of our board of directors since June 2005 and is the board’s designated “audit committee financial expert.” Since July 2008, Mr. Leonard has been the senior vice president-finance, treasurer and chief financial officer of Pennichuck Corporation, a publicly traded water utility holding company. From 2006 until June 2008, he was a vice president of CRA International, a consulting firm, where he specialized in forensic accounting. He was previously a managing director specializing in forensic accounting and dispute resolution at Huron Consulting Group LLC, a publicly traded management consulting firm, from 2002 to 2006. Previously, Mr. Leonard was a senior partner at Arthur Andersen LLP, an independent public accounting firm, from 1987 through 2002 and served as partner-in-charge of its New England assurance and business advisory practice. Mr. Leonard is a certified public accountant. We believe Mr. Leonard’s qualifications to serve on our board of directors include his expertise on financial and accounting issues.

Our directors listed below are not up for election this year and will continue in office for the remainder of their terms and until their successors have been elected and qualified or until their earlier resignation, death or removal in accordance with our bylaws.

Directors Whose Term Will Expire in 2012

Francis L. McKone	Mr. McKone, 76, has been a member of our board of directors since March 1998. Mr. McKone was chairman of the board of Albany International Corp., a worldwide supplier of paper machine fabrics, from 1998 until his retirement in 2001. He also served as the chief executive officer of Albany International Corp. from 1993 to 2000 and as its president from 1984 to 1998. Mr. McKone is currently a trustee of the Rensselaer Polytechnic Institute. Within the last five years, Mr. McKone also served as a director of Albany International Corp. We believe Mr. McKone’s qualifications to serve on our board of directors include his extensive experience in the paper industry, as well as his proven leadership and knowledge of operations as the former chief executive officer of a large public company.

William P. Tully	Dr. Tully, 70, has been a member of our board of directors since December 2010. Dr. Tully is emeritus provost, vice president and professor of the State University of New York, College of Environmental Science and Forestry (SUNY-CESF), at Syracuse, New York, and continues to provide part-time instruction, continuing education and graduate student advising contributions. He first joined SUNY-CESF in 1966 as a professor and was provost, vice president from 1985 to 2005. He is also the State University of New York Chancellor’s appointee to the Board of Governors of the New York Sea Grant Institute of the National Oceanic and Atmospheric Administration. From 2005 until 2008, he was the director of the Division of Engineering at SUNY-CESF, with responsibility for undergraduate, graduate and continuing education programs. From 2000 to 2007, Dr. Tully was also director of the Joachim Center for Forestry Industry, Economy and Environment located at SUNY-CESF, which focuses on improving the understanding and resolution of environmental problems facing the pulp and paper and related forestry industries. We believe Dr. Tully’s qualifications to serve on our board of directors include his academic background and extensive study and knowledge of the paper industry, his experience providing private entrepreneurial consulting advice to companies in the paper industry and his expertise in understanding, assessing and developing new technologies and applications for the pulp and paper industry.

Directors Whose Term Will Expire in 2013

Jonathan W. Painter

Mr. Painter, 52, has been our chief executive officer and a member of our board of directors since January 2010 and our president since September 2009. Prior to becoming our president, Mr. Painter was our executive vice president since 1997, and since 2007 had supervisory responsibility for our stock-preparation and fiber-based products businesses. He also served as president of our composites building products business from 2001 until its sale in 2005. Mr. Painter was our treasurer and the treasurer of Thermo Electron Corporation (now named Thermo Fisher Scientific Inc., “Thermo”), a manufacturer of high-tech instrumentation, from 1994 to 1997. Prior to 1994, Mr. Painter held various managerial positions with our company and Thermo. We believe Mr. Painter’s qualifications to serve on our board of directors include his diverse experience in operations, finance and corporate strategy, as well as his role as our chief executive officer.

William A. Rainville	Mr. Rainville, 69, has been chairman of our board of directors since 2001 and a member of our board of directors since 1992. Until his retirement as an employee at the beginning of January 2011, he had served as our executive chairman of the board since 2001. He also served as our president until September 2009 and our chief executive officer until January 2010, positions he held since our incorporation in 1991. Mr. Rainville was chief operating officer, recycling and resource recovery, of Thermo from 1998 until our spinoff from Thermo in August 2001. He joined Thermo in 1972 and also served previously as a senior vice president and vice president. Prior to joining Thermo, Mr. Rainville held positions at Drott Manufacturing, Paper Industry Engineering and Sterling Pulp and Paper. We believe Mr. Rainville’s qualifications to serve on our board of directors include his decades of experience in the paper industry, including as our chief executive officer for 19 years.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking that our stockholders cast an advisory vote on the executive compensation of our named executive officers, usually referred to as “say-on-pay.” This proposal is required by Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). We also believe it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program, as described in this proxy statement.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Our goal is to attract and retain a talented leadership group and we seek to accomplish this goal with a compensation program that rewards performance and is aligned with our stockholders’ long-term interests. Our program emphasizes compensation linked to objective performance measures. Highlights of our compensation program include the following:

•

Cash compensation in the form of base salary and an annual performance-based cash incentive award (bonus). We use objective financial measures based on earnings per share growth and return on shareholders’ equity to determine our executives’ annual performance-based bonus.

•

Equity compensation in the form of annual awards of performance-based restricted stock units and stock options. We use objective financial measures based on earnings before interest, taxes, depreciation and amortization (EBITDA) for our performance-based restricted stock units. All performance-based awards are subject to additional time-based vesting periods once the performance goals have been met.

•

None of the named executive officers has an employment agreement or severance agreement, and all of the named executive officers are employees-at-will. In 2009, we did enter into a transition agreement with our then-CEO to provide for an orderly succession upon his retirement.

We believe that our executive compensation program reflects our company’s performance and aligns the pay of our executives to the long-term interests of our stockholders. For example, in 2009, we froze the salaries of our executive officers and our corporate performance measures resulted in performance-based cash bonus and performance-based equity award payouts that were significantly below target compensation. In contrast, for

2010, our company’s financial performance rebounded significantly from the economic downturn, and our corporate performance measures resulted in our named executive officers earning above target performance-based cash bonus awards and the maximum pay-out under our performance-based equity awards.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding upon the board of directors. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 3 overrules any decision by our company or our board of directors (or any of its committees), creates or implies any change to the fiduciary duties of our company or our board of directors (or any of its committees), or creates or implies any additional fiduciary duties for our company or our board of directors (or any of its committees). However, our compensation committee, which is responsible for designing and administering our executive compensation program, and our board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation

Our board of directors recommends a vote FOR Proposal 2. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION

ADVISORY VOTES

We are also asking that our stockholders provide an advisory vote on how frequently we should seek future “say-on-pay” advisory votes on the compensation of our named executive officers, as required by Section 14A of the Exchange Act. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration, our board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and our board recommends that you vote for a one-year frequency for future advisory votes on executive compensation.

In considering its recommendation, our board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct and immediate input on our compensation philosophy, policies and practices as disclosed in our proxy statement each year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote on Proposal 3.

Recommendation

Our board of directors believes that an annual advisory vote on executive compensation is in the best interests of our company and stockholders and recommends you vote FOR the frequency option of ONE YEAR. Proxies solicited by our board of directors will be voted FOR the frequency option of ONE YEAR unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 4

APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER OUR

2006 EQUITY INCENTIVE PLAN

Our stockholders adopted our 2006 equity incentive plan (the Plan) in May 2006 and reserved 900,000 shares available for issuance under the Plan. Our board has approved an amendment to our Plan that would increase the available shares by 330,000 shares, and directed that the proposed share increase be submitted to a vote of our stockholders at the annual meeting.

Our compensation committee and board of directors believe that the future success of our company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, including personnel added to our company through acquisitions. Our compensation committee and board of directors believe that it is in the best interests of our company and stockholders to provide for equity-based awards to our management and key employees and do not believe that the current number of shares available under our existing equity incentive plans are sufficient to meet our company’s needs. In March 2011, our compensation committee granted awards under our existing equity incentive plans totaling 234,323 shares. Of these awards, 56,698 were performance-based restricted stock units and an additional 28,349 shares could be delivered if the maximum performance level is achieved for this fiscal year. In addition, our compensation committee plans to make awards annually that are based upon the value of our stock, and the number of shares subject to annual awards may be higher or lower than the awards granted in March 2011. If approval of the increase in plan shares available under the 2006 equity plan is not approved, our compensation committee may have to reconsider its compensation philosophy for executive officers, which is heavily weighted toward performance-based equity awards.

The closing price per share of our common stock on the NYSE on April 4, 2011 was $26.88.

Shares Available Under Our Equity Compensation Plans and Share Usage

As of April 4, 2011, we had a total of 394,657 shares available for issuance under our equity incentive plans, consisting of (i) 257,678 shares available for issuance under the Plan, (ii) 113,077 shares available for issuance under our amended and restated equity incentive plan, and (iii) 23,902 shares available for issuance under our 2001 employees’ equity incentive plan. Upon stockholder approval of this proposal to increase the available shares under the Plan, shares will no longer be available for future grant under the 2001 employees’ equity incentive plan.

As of April 4, 2011, there were an aggregate of 235,304 shares subject to outstanding option awards under our equity incentive plans, with a weighted average exercise price of $18.15 per share and a weighted average remaining term of 8.9 years. In addition, as of April 4, 2011, an aggregate of 395,998 shares were subject to outstanding and unvested full value awards under our equity incentive plans with a weighted average grant date fair value of $20.28 per share (consisting of restricted stock unit awards). We do not have any SAR (stock appreciation rights) awards outstanding. The basic weighted average shares outstanding of our company on April 4, 2011, was 12,266,832 shares.

The following table details our share usage under our equity incentive plans for the fiscal years 2008 through 2010:

Fiscal Year	Number of Options Granted	Number of Time-based Restricted Stock Units Granted	Number of Performance- based Restricted Stock Units Earned (1)	Total Grants	Basic Weighted Average Kadant Shares Outstanding	Unadjusted Share Usage (Burn Rate)
2008	—	72,600	47,430	120,030	13,527,000	0.89%
2009	—	60,000	55,610	115,610	12,331,000	0.94%
2010	140,000	156,250	88,501	384,751	12,339,000	3.12%

Three-Year Average						1.65%

(1)	Represents the number of performance-based restricted stock units (RSUs) earned in the year. Once earned, the RSUs are subject to additional time-based vesting.

Summary of the Plan

The following is a summary of the material features of the Plan.

Purpose. The purpose of the Plan is to advance the interests of our company and our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to our company. The Plan is intended to accomplish these goals by enabling us to offer such persons equity ownership opportunities and performance-based incentives that are intended to align their interests with those of our stockholders and to encourage them to continue in our service and to pursue our long-term growth, profitability and financial success.

Eligibility and Types of Awards. Employees, officers, directors and consultants of our company and our subsidiaries are eligible to receive stock options, stock appreciation rights, restricted stock and other stock-based awards (each, an Award) under the Plan.

Administration. The Plan is administered by our board of directors, which has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The board of directors may delegate its powers under the Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized the compensation committee to administer the Plan. The compensation committee is currently comprised of two directors who are (a) “independent directors” for the purposes of our corporate governance guidelines, the compensation committee’s charter and the NYSE listing requirements, (b) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (c) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). All references in this summary to our board of directors means our board of directors or the compensation committee to the extent that the powers and authority of our board of directors under the Plan have been delegated to the compensation committee.

Shares Available for Award. The total number of shares of our common stock available for issuance or delivery under the Plan is currently 257,678 shares and we are requesting that our stockholders approve an increase of 330,000 shares to 587,678 shares. Shares available under the Plan are subject to adjustment in the event of changes in capitalization, reorganization and change in control events. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for issuance under the Plan, shares underlying any Award that expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or otherwise results in any shares not having been issued, will again be available for issuance under the Plan. Shares underlying stock appreciation rights will be counted unless they can be settled solely in cash. Shares tendered to us to purchase shares upon the exercise of an Award or to satisfy tax withholding obligations will also be added back to the number of shares available under the Plan. Shares granted in assumption of or in substitution for outstanding awards of another company acquired by or combined with our company will also not count against the shares available under the Plan, unless required by law or regulation.

Individual Participant Limitations. Subject to adjustment in the event of changes in capitalization, reorganization and change in control events, the maximum number of shares of common stock that may be granted to any participant under the Plan is 500,000 per calendar year.

Stock Options. Our board of directors may grant either “incentive” stock options within the meaning of Section 422 of the Code or “nonstatutory” stock options (options not intended to qualify as incentive stock options). Our board of directors determines the terms of each option at the time of grant, including the number of shares of common stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each option. The Plan provides that the exercise price of an option may not be less than 100% of the fair market value per share of common stock on the date of grant and that the term of an option may not exceed ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, except as our board of directors may otherwise provide in an option agreement, by an undertaking of a broker in connection with a “cashless exercise,” (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) subject to certain conditions, delivery to the company of a promissory note, (iv) any combination of these forms of payment, or (v) any other lawful means as our board of directors may determine.

Stock Appreciation Rights. Our board of directors may grant stock appreciation rights in tandem with or separately from stock options granted under the Plan, on such terms and subject to such conditions as our board of directors may specify, except that the exercise or base price may not be less than the fair market value of the underlying shares on the date of grant and the term may not exceed ten years. A stock appreciation right granted in tandem with an option may be exercised for shares or by surrendering the underlying option in exchange for a distribution from the company in an amount in cash or shares equal to the excess of the fair market value of the shares surrendered on the surrender date over the aggregate purchase price for the surrendered shares. A stand-alone stock appreciation right may be exercised in exchange for a distribution from the company in cash or shares equal to the excess of the fair market value of the underlying shares on the exercise date over the aggregate base price in effect for the underlying shares. We have not issued stock appreciation rights under any of our existing equity incentive plans and do not currently have any stock appreciation rights outstanding.

Restricted Stock and Restricted Stock Units. Our board of directors may grant shares of restricted stock subject to forfeiture or our right to repurchase such shares in the event conditions specified by our board of directors have not been met. Our board of directors may also grant restricted stock units, which are contractual rights to receive, at a future date, shares of our common stock, subject to restrictions specified by our board of directors. Our board of directors determines the terms of Awards of restricted stock or restricted stock units at the time of grant, including the conditions for repurchase or forfeiture and the issue price, if any. Awards of restricted stock or restricted stock units that vest solely upon the passage of time are required to vest ratably over no less than a three-year period. Our board of directors may also grant up to a maximum of 250,000 shares of common stock to which these vesting restrictions do not apply. These limitations on vesting do not apply to Awards that vest based on performance goals determined by our board of directors (including Awards granted in accordance with Section 162(m) of the Code as “performance-based compensation”).

Performance-based Compensation Awards. Our board of directors may grant Awards that entitle a participant to receive cash or stock, or a combination, upon the achievement of performance goals. If an Award is intended to meet the requirements of Section 162(m) of the Code, then the lapsing of restrictions and the distribution of shares pursuant to the Award, as applicable, will be subject to the achievement of one or more objective performance goals established by a committee of our board of directors comprised solely of “outside directors” within the meaning of Section 162(m) of the Code (the Section 162(m) Committee). The Section 162(m) Committee may be the same as the compensation committee if the members of the compensation committee meet the Section 162(m) criteria.

The objective performance goals established by the Section 162(m) Committee shall be based on the attainment of specified levels of one or any combination of the following, which may be absolute or measured against or in relation to other companies comparably, similarly or otherwise situated (collectively Performance Measures): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, (e) earnings per share growth, (f) earnings before interest, taxes and amortization (EBITA), (g) earnings before interest, taxes, depreciation and amortization (EBITDA), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, (r) stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in our Company’s debt instruments. To the extent permissible under Section 162(m), the measurement of Performance Measures may exclude or be adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) cumulative effects of changes in accounting principles, (v) the writedown of any asset and (vi) charges for restructuring and rationalization programs. Performance Measures may vary by participant and may be different for different Awards, and may be particular to a participant or the line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee. The Section 162(m) Committee will set the Performance Measures within the time period prescribed by, and will otherwise comply with the requirements of Section 162(m). The Section 162(m) Committee may adjust downward, but not upward, the cash or the number of shares payable pursuant to an Award that is intended to meet the requirements of Section 162(m). The Section 162(m) Committee may not waive the achievement of the applicable Performance Measures except in the case of the death or disability of the participant or in such other circumstances as may be permitted under Section 162(m).

Other Stock-Based Awards. Our board of directors may grant other Awards of shares of common stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property. Subject to the provisions of the Plan, our board of directors will determine the conditions of each such Award, including any applicable purchase price.

Deferred Awards. Our board of directors may permit the deferral of any Award, whether payable in cash or shares, and may accelerate the time at which delivery of all or any part of shares or cash will occur. However, no deferral of gains on the exercise of stock options or stock appreciation rights is permitted under the Plan.

Repricing. Other than adjustments for changes in capitalization, reorganization and change in control events, unless approved by our stockholders, (a) no outstanding option granted under the Plan may be amended to provide a exercise price lower than the then-current exercise price of the option, (b) no outstanding stock appreciation right granted under the Plan may be amended to provide an exercise price or base price lower than the current exercise price or base price, and (c) no outstanding option or stock appreciation right may be cancelled, exchanged, bought-out, replaced or surrendered in exchange for cash, another award or an option or stock appreciation right with an exercise price lower than the exercise price or base price of the original option or stock appreciation right.

Changes in Capitalization. Our board of directors may make appropriate adjustments to the number of shares of common stock available under the Plan and under outstanding Awards, the exercise prices and share limitations relating to Awards, in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend.

Payment of Purchase Price. Except as otherwise provided in the Plan, the purchase price of common stock or other rights acquired or granted pursuant to the Plan shall be determined by our board of directors. Our board of directors may determine the method of payment for common stock acquired pursuant to the Plan and may determine that all or any part of the purchase price has been satisfied by past services rendered by a participant.

Change in Control Events. Except as may be otherwise provided in the written agreement evidencing an Award, upon the occurrence of a Change in Control event (as defined in the Plan), (i) outstanding stock options, stock appreciation rights or other stock-based awards that are not then exercisable and fully vested will become fully exercisable and vested for the remainder of their terms, (ii) outstanding restricted stock Awards, restricted stock units or other stock-based Awards subject to restrictions shall be deemed to be fully vested, free of restrictions and conditions (including any right of repurchase by the company) and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such Awards shall be fully vested, exercisable and free of all restrictions or conditions.

Transferability of Awards. Awards are non-transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Our board of directors may permit or provide in an Award for the transfer of the Award by the participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the participant and/or an immediate family member if, with respect to such proposed transferee, we would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such option under the Securities Act of 1933, as amended. We will not be required to recognize any such proposed transfer until such time as the participant and the proposed transferee shall, as a condition to such transfer, deliver to us a written instrument in form and substance satisfactory to us confirming that such transferee shall be bound by all of the terms and conditions of the Award.

Effective Date and Term of Plan. The Plan became effective on March 8, 2006 (the date on which the Plan was adopted by our board of directors). No Awards may be granted under the Plan after May 25, 2016.

Amendment of Plan. Our board of directors may amend, suspend or terminate the Plan or any part of the Plan at any time, subject to certain limitations. No amendment will be considered effective without stockholder approval if the amendment (i) requires stockholder approval under the rules of the NYSE, (ii) limits or removes a prohibition on the repricing of options or stock appreciation rights, (iii) is required by Section 162(m) of the Code to the extent the amendment is applicable to an Award that is intended to comply with Section 162(m), or (iv) is required by Section 422 of the Code to the extent the amendment is applicable to an incentive stock option.

Compliance with Section 409A of the Code. It is intended that the Plan and Awards made under the Plan comply with or be exempt from the provisions of Section 409A of the Code to the extent that Section 409A of the Code is applicable. Our board of directors intends to administer the Plan in a manner consistent with such intent, and any provision that would cause the Plan or an Award to which Section 409A of the Code applies fail to comply with Section 409A shall not be considered effective until amended to comply with such provision.

New Plan Benefits

The grant of Awards under the Plan is discretionary and the new plan benefits for any particular person or group, including each named executive officer, the executive officers or other officers as a group, or non-management directors as a group are not determinable. For information regarding prior awards made under the Plan, see the information included above under the subheading “Shares Available Under Our Equity Compensation Plans and Share Usage” and the executive compensation and director compensation tables included in this proxy statement.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe any state, local or foreign tax consequences. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation.

Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within the later of two years from the date of grant or one year after the transfer of such shares to the optionee, then, for federal income tax purposes, upon the subsequent sale of the shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed our company.

If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option within the two- and one-year holding period, generally, the optionee will recognize ordinary compensation income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price of the option, and we will be entitled to deduct such amount, subject to the limitations of Section 162(m) of the Code. Any further gain recognized will be taxed as short- or long-term capital gain and will not result in any deduction by us. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.

Nonstatutory Stock Options. With respect to nonstatutory stock options granted under the Plan, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary compensation income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, subject to the limitations of Section 162(m) of the Code. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights. A recipient will not be taxed upon the grant of a stock appreciation right. A recipient generally will recognize ordinary compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of any such stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

Restricted Stock. A recipient of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will recognize ordinary compensation income on the date of issuance equal to the fair market value of the restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. Generally, we will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the limitations of Section 162(m) of the Code.

Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (of, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins just after the forfeiture period expires (or just after the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

Restricted Stock Units. A recipient will not be taxed upon the grant of a restricted stock unit. Shares underlying restricted stock units are generally not deliverable until the vesting requirements and other conditions of the Award have been satisfied. Generally, the recipient will recognize ordinary compensation income equal to the fair market value of the stock at the time the shares are delivered in settlement of the restricted stock unit. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Upon the subsequent sale of stock, the recipient will realize capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of vesting.

Performance Awards. The recipient of unrestricted common stock as a performance Award will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued under the Award, and we will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Any cash received under a performance Award will be included in income at the time of receipt. The fair market value of any common stock received will also generally be included in income (and a corresponding deduction will generally be available to us) at the time of receipt. The capital gain or loss holding period for any common stock distributed under a performance Award will begin when the recipient recognizes ordinary income in respect of that distribution.

Recommendation

Our board of directors believes that the Plan is an important tool for our company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of our company.

Our board of directors believes that the increase in the number of shares available under the Plan is in the best interests of our company and stockholders and recommends a vote FOR approval of the increase in the available plan shares. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our company’s independent registered public accounting firm for the 2011 fiscal year. Ernst & Young LLP has served as our company’s independent registered public accounting firm since 2002. Although we are not required to seek stockholder ratification of this selection, our board of directors decided to provide our stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2011 annual meeting, our audit committee will reconsider the selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP are expected to be present at the 2011 annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Recommendation

Our board of directors believes that the ratification of the selection of Ernst & Young LLP as our company’s independent registered public accounting firm for the 2011 fiscal year is in the best interests of our company and stockholders and recommends you vote FOR ratification. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. Current copies of our corporate governance guidelines, code of business conduct and ethics, and charters for our audit, compensation and nominating and corporate governance committees are available on our web site, www.kadant.com, in the Investors section under the caption “Corporate Governance.” We may also use our web site in the future to make certain disclosures required by the rules of The New York Stock Exchange (NYSE), on which our common stock is listed.

Director Independence

Our board of directors has determined that each of the following directors qualifies as an “independent director,” as defined in the listing requirements of the NYSE: Dr. Albertine, Mr. Leonard, Mr. McKone and Dr. Tully. Its findings included an affirmative determination that none of our outside directors has a material relationship with our company. Mr. Rainville, who served as our executive chairman and was an employee through the end of 2010, and Mr. Painter, who serves as our president and chief executive officer, do not qualify as “independent directors” under the NYSE rules. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with our company. Under these guidelines, a director is not considered to have a material relationship with our company if the director is independent and the director:

•

receives, or has a family member that receives, less than $120,000 in direct compensation from our company for services rendered, excluding director and committee fees or deferred compensation for prior service;

•

is an executive officer of another company that does business with our company, unless the annual sales to, or purchases from, our company account for more than the greater of $1 million or 2% of the annual consolidated gross revenues of the company of which the director is an executive officer;

•

is an executive officer of another company that is indebted to our company, or to which our company is indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company of which the director is an executive officer; or

•

is an officer, director or trustee of a charitable organization, unless our company’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of the organization’s total annual charitable receipts. For this purpose, the automatic matching of employee charitable contributions is not included in the amount of our company’s contributions.

In addition, ownership of a significant amount of our company’s stock, by itself, does not constitute a material relationship.

For relationships not covered by these guidelines, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Current copies of the committee charters are posted on our web site, www.kadant.com.

Our board of directors has determined that all of the members of each committee also meet the independence guidelines applicable to each committee set forth in the listing requirements of the NYSE.

The audit committee is responsible for the selection of our company’s independent registered public accounting firm and assists our board of directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s performance, qualifications and independence, and the performance of our internal audit function. The committee meets regularly with management and our independent registered public accounting firm to discuss the annual audit of our financial statements, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures. The current members of the audit committee are Mr. Leonard (chairman), Dr. Albertine and Mr. McKone, and their committee report is included in this proxy statement under the heading “Audit Committee Report.” Mr. Leonard has been designated by our board of directors as its “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act).

The compensation committee reviews the performance and determines the compensation of the chief executive officer and other officers of our company, administers executive compensation, incentive compensation and incentive programs and policies, and reviews and assesses management succession planning. The current members of the compensation committee are Dr. Albertine (chairman), Mr. Leonard and Mr. McKone.

The nominating and corporate governance committee identifies and recommends to our board of directors qualified candidates for nomination as directors, develops and monitors our company’s corporate governance principles and evaluates our board’s performance. The current members of the nominating and corporate governance committee are Mr. McKone (chairman) and Dr. Albertine.

Attendance at Meetings

In 2010, our board of directors met six times, the audit committee met seven times, the compensation committee met five times, and the nominating and corporate governance committee met three times. Each director attended over 75% of all meetings of our board of directors (during his tenure as a director) and committees on which he served that were held during 2010.

Our directors are encouraged to attend the annual meeting of stockholders, to the extent practicable. All of our directors attended the 2010 annual meeting of stockholders.

Board Leadership Structure

We separated the roles of chief executive officer and chairman of the board as part of the senior management succession plan we adopted in mid-2009. Our board believes this leadership structure provided continuity upon the retirement of our then-chief executive officer, Mr. Rainville, and the appointment of his successor, Mr. Painter, and that it continues to be appropriate. Our chief executive officer is responsible for setting our strategic direction and the day-to-day leadership and performance of our company. Our chairman of the board provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the full board of directors.

In addition, because our chairman was an employee of our company until the beginning of January 2011 and is not considered “independent” under the NYSE rules, we also schedule regular executive sessions of our “non-employee” and independent directors without management present.

The presiding director at these sessions is rotated among the chairmen of the committees of our board of directors, all of whom are independent directors. Our board recognizes that different leadership structures may be appropriate in the future, depending on our company’s circumstances, and will periodically review its leadership structure as situations change.

Board Role in Risk Oversight

Our board of directors administers its risk oversight function directly and through its audit committee. The board of directors and the audit committee regularly discuss with management and the company’s independent auditors, our major risk exposures, their potential financial impact on the company, and the steps we take to manage these risks.

In general, management is responsible for the day-to-day management of the risks our company faces, while the board of directors, acting as a whole and through its audit committee, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors meets regularly with our chief executive officer to discuss strategy and the risks facing our company. Senior management attend the regular quarterly meetings of the board of directors and are available to address questions and concerns raised by the board of directors on risk management-related and other matters.

The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the audit committee discusses policies with respect to risk assessment and risk management with management, internal audit and the independent auditors.

Nomination of Directors

The nominating and corporate governance committee of our board of directors identifies and evaluates director candidates and recommends to our board of directors qualified candidates for nomination as directors for election at our annual meeting of stockholders or to fill vacancies on our board of directors. The process followed by the committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.

In considering candidates, the committee applies the criteria for selection of directors adopted by our board of directors, which is set forth as an appendix to our company’s corporate governance guidelines. These criteria include the following assessments of the candidate’s:

•	integrity;

•	business acumen, experience and judgment;

•	knowledge of our company’s business and industry;

•	ability to understand the interests of various constituencies of our company and to act in the interests of all our stockholders;

•	potential conflicts of interest; and

•	contribution to diversity on our board of directors.

Our criteria specify that the value of diversity on the board of directors should be considered by the committee in the director identification and nomination process. However, we do not have a formal policy on diversity. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of our company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist our board of directors in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis prohibited by law.

After completing its evaluation, the nominating and corporate governance committee makes a recommendation to our board of directors as to the persons who should be nominated for election to our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the committee.

The nominating and corporate governance committee will consider candidates recommended by individual stockholders, if their names and credentials are provided to the committee on a timely basis for consideration prior to the annual meeting. Stockholders who wish to recommend an individual to the nominating and corporate governance committee for consideration as a potential candidate for director should submit the name, together with appropriate supporting documentation, to the committee at the following address: nominating and corporate governance committee, c/o corporate secretary, Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886. A submission will be considered timely if it is made during the timeframes disclosed in this proxy statement under “Stockholder Proposals.” The submission must be accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has owned more than 5% of our common stock for at least a year prior to the date the recommendation is made. Submissions meeting these requirements will be considered by the nominating and corporate governance committee using the same process and applying substantially the same criteria it follows for candidates submitted by others. If our board of directors determines to nominate and recommend for election a stockholder-recommended candidate, then the candidate’s name will be included in our company’s proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our company’s bylaws to directly nominate candidates for director, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures described in this proxy statement under “Stockholder Proposals.” Candidates nominated by stockholders in accordance with these bylaw procedures will not be included in the company’s proxy card for the next annual meeting of stockholders.

Communications with Directors

Stockholders and other interested parties who wish to send written communications on any topic to our board of directors, or the presiding director of executive sessions of the non-employee and independent directors, may do so by addressing such communications to our board of directors, c/o corporate secretary, Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886. The independent members of our board of directors have approved a process directing the corporate secretary to monitor communications and to forward certain communications to our board of directors and other matters relating to ordinary business affairs to management for response, if any.

Code of Business Conduct and Ethics

Our company’s code of business conduct and ethics is applicable to all our employees, officers and directors. A current copy of our code of business conduct and ethics is posted on our web site, www.kadant.com. We intend to satisfy SEC and NYSE disclosure requirements regarding amendments to, or waivers of, our code of business conduct and ethics on our web site.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, our compensation committee was comprised solely of independent directors, and none of our officers, former officers or employees served on the committee. During fiscal 2010, none of our executive officers served on the board of directors or compensation committee of another company in which any of our directors also served as a director or executive officer.

Certain Relationships and Related Party Transactions

We review relationships and transactions between our company and our directors, nominees for director, executive officers or their immediate family members to determine whether these individuals have a direct or indirect material interest in a transaction, based on the facts and circumstances. Such transactions are referred to the disinterested members of the audit committee of our board of directors to review and approve or ratify the transaction. Directors and executive officers are canvassed in writing to determine whether such related person transactions exist or are under consideration, and are required under our code of business conduct and ethics to disclose to us potential conflicts of interest with our company.

SEC rules require us to disclose certain relationships and related party transactions our company enters into with our directors, nominees for director, executive officers, owners of more than 5% of the outstanding shares of our common stock, or members of their immediate families. Our company has not entered into any such disclosable relationships or transactions since the beginning of our 2010 fiscal year and no such disclosable relationships are currently proposed.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2011, with respect to:

•	those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the SEC;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation;” and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of any person or entity listed is c/o Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number (2)	% of Class
Wells Fargo & Company (3)	1,219,137	9.9%
Dimensional Fund Advisors LP (4)	1,100,137	9.0%
Lee Munder Capital Group LLC (5)	820,396	6.7%
BlackRock, Inc. (6)	780,832	6.4%
John M. Albertine	8,750	*
Eric T. Langevin	32,653	*
Thomas C. Leonard	28,750	*
Francis L. McKone	41,579	*
Thomas M. O’Brien	47,481	*
Jonathan W. Painter	77,361	*
Jeffrey L. Powell	10,904	*
William A. Rainville	244,400	2.0%
William P. Tully	2,500	*
All directors and current executive officers as a group (11 persons)	541,082	3.2%

* Less than 1%

(1)

The number of shares beneficially owned by each stockholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each stockholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)	Shares beneficially owned by the following individuals or group include the following shares underlying restricted stock units that will vest within 60 days after March 1, 2011: Dr. Albertine (1,250), Mr. Langevin (3,921), Mr. Leonard (1,250), Mr. McKone (1,250), Mr. O’Brien (4,800), Mr. Painter (14,500), Mr. Powell (3,372), Mr. Rainville (1,250), Dr. Tully (1,250) and all directors and executive officers as a group (35,751). Shares beneficially owned by the following individuals or group include the following shares underlying employee stock options that will vest within 60 days after March 1, 2011: Mr. Langevin (6,100), Mr. O’Brien (7,467), Mr. Painter (23,334), Mr. Powell (5,246), and all directors and executive officers as a group (46,669). Shares beneficially owned by Mr. McKone include 2,568 shares allocated to his account maintained under our deferred compensation plan for directors, which was discontinued in 2002. Shares beneficially owned by Mr. Painter include three shares held in a custodial account for the benefit of a minor child.

(3)	The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company filed on its own behalf and as the parent holding company of Wells Capital Management Incorporated; Wells Fargo Funds Management, LLC; Well Fargo Advisors, LLC; and Wells Fargo Bank, N.A. Both Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are registered investment advisors; Wells Fargo Bank, N.A. is a bank; and Wells Fargo Advisors, LLC is a broker dealer. The information about Wells Fargo & Company is based on an amendment to its Schedule 13G filed with the SEC on January 20, 2011, and is as of December 31, 2010.

(4)	The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over our shares that are owned by the Dimensional Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information about Dimensional Fund Advisors LP is based on an amendment to its Schedule 13G filed with the SEC on February 12, 2011, and is as of December 31, 2010.

(5)	The address of Lee Munder Capital Group, LLC, is 200 Clarendon Street, T-28, Boston, Massachusetts 02116. Lee Munder Capital Group is a registered investment advisor. The information about Lee Munder Capital Group, LLC is based on an amendment to its Schedule 13G filed with the SEC on February 10, 2011, and is as of December 31, 2010.

(6)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. filed as the parent holding company of BlackRock Japan Co. Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors, LLC and BlackRock Investment Management, LLC. The information about BlackRock, Inc. is based on an amendment to its Schedule 13G filed with the SEC on February 7, 2011, and is as of December 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and periodic reports of changes in ownership of our securities. Based upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2010 on a timely basis.

Securities Authorized for Issuance Under Equity Incentive Plans at Fiscal Year-End

The following table provides information about shares available for issuance under our equity compensation plans as of January 1, 2011:

Equity Compensation Plan Information
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	464,258	(1)	$16.03	(1)	719,453	(2)
Equity compensation plans not approved by stockholders (3)	9,167		$19.76		23,902

Total	473,425	(1)	$16.11	(1)	743,355	(2)

(1)	Excludes an aggregate of 141,513 shares of common stock issuable under our employees’ stock purchase plan in connection with current and future offering periods under the plan. Excludes 2,569 shares reserved for issuance pursuant to our deferred compensation plan for directors.

(2)	Includes 141,513 shares of common stock issuable under our employees’ stock purchase plan in connection with current and future offering periods under the plan. Excludes 2,569 shares reserved for issuance pursuant to our deferred compensation plan for directors.

(3)	Represents shares available for future grant under our 2001 employees’ equity incentive plan. Upon approval of the increase in the available shares under our 2006 equity incentive plan (Proposal 4), shares will no longer be available for grant under our 2001 employees’ equity incentive plan.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

Our compensation policies are designed to reward and motivate executives to achieve long-term value for our stockholders by meeting our business objectives, and to attract, engage and retain dedicated, talented individuals. We believe that an executive compensation program, designed and administered with a clear and strong link to our business strategy, long-term goals, and value creation for our stockholders, will accomplish these objectives.

Determining Compensation

The compensation committee of our board of directors has primary responsibility for developing and evaluating the executive compensation for the named executive officers of our company included in the Summary Compensation Table below under “Executive Compensation.” In making compensation decisions, our compensation committee reviews our company’s performance and evaluates each executive’s performance during the year, taking into consideration performance goals, leadership qualities, scope of responsibilities, career experience and long-term potential. Our compensation committee uses its judgment in making compensation decisions.

Our compensation committee is responsible for evaluating the performance of our chief executive officer and determining his compensation in light of the goals and objectives of our compensation program. It also oversees the design, development and implementation of the executive compensation program for all executive officers. Our compensation committee assesses the performance of our other named executive officers and determines their compensation, based on initial recommendations from the chief executive officer. The other named executive officers do not play a role in their own compensation determinations, and our compensation committee delegates to the chief executive officer the responsibility to communicate its compensation decisions and assessment of performance to the other named executive officers.

Role of Compensation Committee Consultant. Our compensation committee retains a nationally-recognized firm, Towers Watson, as its compensation consultant to assess the competitiveness and design of our executive compensation program and to advise the committee on the amount and form of executive compensation and succession planning. The compensation committee generally relies on Towers Watson to provide it with comparison group benchmarking data and information as to market practices and trends, to inform it of evolving and best practices in executive compensation, and to summarize alternative proposals in structuring executive compensation arrangements. Towers Watson meets regularly with the compensation committee and attends executive sessions without management as requested by the compensation committee.

Compensation Peer Group. Towers Watson provides annual market data and other specific information on executive compensation and periodically meets with our compensation committee and management to discuss specific compensation data and compensation trends. To ensure that compensation levels are aligned with competitive market rates, our compensation consultant conducts an annual competitive compensation review. For the review, market data is extracted from (1) published executive compensation surveys from Towers Watson’s own and other proprietary databases and (2) annual proxy filings from peer group companies. The companies we survey include paper and forest product companies and certain diversified technology companies principally based in New England with whom we could potentially compete for executive talent. We use substantially the same peer group in our competitive compensation review from year-to-year, although we make changes in the composition of our peer companies to reflect mergers or other extraordinary corporate events (such as bankruptcy filings) or to add other comparable companies. In 2010 we used the same compensation peer group as in 2009, comprised of the following companies:

AbitibiBowater Inc. Albany International Corporation Avid Technology Inc. Caraustar Industries Inc. Charles River Laboratories International Inc. CIRCOR International Inc. Domtar Inc. Dover Corporation

International Paper Company

Louisiana-Pacific Corporation

MeadWestvaco Corporation

Neenah Paper Inc.

Packaging Corporation of America

Parametric Technology Corporation

Plum Creek Timber Company Inc.

Potlatch Corporation

Rock-Tenn Company

Smurfit-Stone Container Corporation

Temple-Inland Inc.

Thermo Fisher Scientific Inc.

Varian Semiconductor Equipment
Associates Inc.

Watts Water Technologies Inc.

Wausau Paper Corporation

Weyerhaeuser Company

Xerium Technologies Inc.

Components of Executive Compensation

Our compensation program meets our executive compensation objectives by using the following pay and benefit elements:

•	annual cash compensation, consisting of base salary and cash incentive compensation;

•	equity incentive compensation; and

•	other elements of compensation, including retirement and 401(k) plans, health and welfare benefits and change in control agreements.

Our compensation committee believes that the combination of these elements rewards performance, through an assessment of individual performance and company financial measures, aligns the interests of management with our stockholders, and assists in the retention of our executives. The majority of the compensation for our named executive officers is in the form of performance-based pay, consisting of the cash incentive and equity incentive compensation elements of our compensation program.

Annual Cash Compensation

Base Salary. Base salaries are determined by considering the executive’s job responsibilities and competitive compensation rates for executives with similar roles in the marketplace. Base salaries are reviewed and adjusted annually in the compensation committee’s discretion based on a variety of factors, including general or regional economic conditions, cost of living changes, executive performance and changes in market rates of pay for comparable executives. We target our base salaries, on average, at the 50th percentile based on our compensation peer group. Specific executive salaries may be higher or lower than the 50th percentile, based on performance, experience, skills and responsibilities. In March 2010, our compensation committee approved increases in base salaries of the named executive officers for the 2010 fiscal year, targeted, on average, at the 50th percentile of our compensation peer group for the particular position. Several of our named executive officers assumed new or expanded responsibilities in late 2009 or early 2010, as described under “Succession Planning,” and their base salaries are being gradually adjusted to reflect their new responsibilities as their base salaries were below the 50th percentile of our compensation peer group for those positions. For example, the salary of our chief executive officer appointed in 2010, Mr. Painter, is significantly below the 50th percentile of our compensation peer group, and is being gradually increased to the target level over a period of a few years as he gains experience in his position. In March 2011, our compensation committee approved moderate increases of 3% to 5% in base salaries of our named executive officers for the 2011 fiscal year, targeted, on average, at the 50th percentile of our compensation peer group, and consistent with our objective to gradually adjust the base salaries of certain executives to reflect positions assumed in 2010.

Cash Incentive Compensation. Cash incentive compensation is paid annually and determined based on the achievement of pre-determined performance measures under our cash incentive plan that was adopted and approved by our stockholders in 2007. Each year, our compensation committee selects the executives who will receive an incentive opportunity under the plan, determines the performance period applicable to the award and establishes the performance goals applicable to the awards. In March 2010, our compensation committee made awards to the named executive officers and established the 2010 fiscal year as the applicable performance period. For 2010, the corporate financial measures established by our compensation committee related to performance of our continuing operations and were (i) growth in earnings per share as compared to the average earnings per share for the prior two fiscal years and (ii) average return on shareholders’ equity. We adjust these measures for certain non-recurring items, restructuring charges, gains or losses on dispositions of operations, results of discontinued operations, effects or changes in or adoption of accounting principles, and write-downs of assets or asset impairment, to reflect the performance of our continuing operations. In addition, our compensation committee annually determines a reference bonus (i.e., target bonus) for each executive based on a competitive range, which reflects the executive’s job responsibilities, length of service and competitive market conditions. Base salary and reference bonus together are meant to approximate a range between the 50th to 75th percentile of competitive compensation for executives with similar responsibilities and experience, based on the survey of our compensation peer group.

At the end of the performance period, actual performance is then measured against a linear scale of performance that assigns a bonus factor to a level of actual performance for each measure. These linear scales have been in use by our compensation committee for several years and have not been changed year-to-year. The scale used to measure growth in adjusted earnings per share is a linear progression measuring growth from zero to a maximum of 30% and yields a bonus factor from zero to a maximum of four. The scale used to measure adjusted return on shareholders’ equity has two slopes: a linear progression measuring adjusted return on shareholders’ equity from zero to 12%, which yields a bonus factor from zero to 1.75, and a linear progression from 12% to a maximum of 16%, which yields a bonus factor from 1.75 to a maximum of 2. Measurement of our corporate financial performance for 2010 yielded adjusted earnings per share growth of 61% and the maximum bonus factor of 4.0, and return on shareholders’ equity of 9.1% and a bonus factor of 1.32. The weighting of the corporate financial measures for 2010 was one-third earnings per share growth and two-thirds return on shareholders’ equity for all of the named executive officers, and resulted in a weighted bonus factor of 2.214. In March 2011, our compensation committee determined to pay cash incentives based on applying the weighted objective bonus factors to the reference bonus for each executive, resulting in the non-equity compensation reported in the Summary Compensation Table.

In March 2011, our compensation committee selected the executives who are eligible to receive incentive opportunities under our cash incentive plan for 2011, including all of the named executive officers (except Mr. Rainville, who has retired as an employee), and established the 2011 fiscal year as the applicable performance period. For 2011, the corporate financial measures established by our compensation committee are the same as in prior years and relate to our continuing operations and are based on (i) growth in earnings per share as compared to the average earnings per share for the prior two fiscal years and (ii) average return on shareholders’ equity. All of our executive officers will be measured on the corporate financial measures in 2011.

Equity Incentive Compensation

Our compensation committee considers equity-based awards to the named executive officers each year, as part of our compensation program. Beginning in late 2009, our compensation committee directed our compensation consultant to assess the alignment of our equity compensation program with market practice and the value delivered by our compensation peer group. Based on the study, our compensation committee determined that our equity compensation program was less well-aligned with market practice than in previous years, as most of our compensation peer group companies offered a portfolio of award vehicles as opposed to relying on a single award vehicle. As a result, our compensation committee considered several forms of equity award vehicles with different objectives and in March 2010, our compensation committee decided to annually award a portfolio of performance-based restricted stock units (RSUs) and stock options to our named executive officers. Our compensation committee targets the total estimated value of the long-term equity awards to the 50th percentile of market compensation for long-term equity awards for executives in comparable positions based on our survey data, and adjusts the estimated value to be delivered to reflect the committee’s assessment of individual performance, value to the organization, and similar factors. Our compensation committee believes that a mixed portfolio allows executives to be compensated for short-term performance, with a retention element, as represented by performance-based RSUs, and for long-term appreciation in our stock performance, as represented by stock options. The performance-based RSUs awarded to our named executive officers have a one-year performance measurement period linked to the fiscal year in which they are granted. Our compensation committee uses as the performance measure earnings before interest, taxes, depreciation and amortization (EBITDA) generated from our continuing operations for the fiscal year in which the award is made and adjusted to exclude the effects of restructuring costs, non-cash compensation and other non-recurring items (adjusted EBITDA). At the end of the fiscal year, our compensation committee determines the actual adjusted EBITDA and compares it to the target adjusted EBITDA, to determine whether and to what extent the performance measure has been achieved, or “earned.” If actual adjusted EBITDA is between 50% and 115% of the target adjusted EBITDA, the number of shares deliverable pursuant to the RSU is adjusted using a straight-line linear scale between 50% and 150% of the target RSU amount. If actual adjusted EBITDA is below 50% of the target adjusted EBITDA, no shares are earned and the RSU is forfeited. To the extent an RSU award is earned, it is then subject to additional time-based vesting in three equal annual installments on March 10 of each year of the award, provided that the executive remains employed with our company. Our compensation committee seeks to establish a moderately aggressive adjusted EBITDA target based on our company’s expectations for the fiscal year.

The stock options awarded to our named executive officers are granted at fair market value and vest in three annual installments on each of the first, second and third anniversary of the grant date and expire 10 years from the grant date.

Using this methodology, in March 2010, our compensation committee awarded stock options and performance-based RSUs to all of the named executive officers, except Mr. Rainville. The estimated value of the

March 2010 awards granted to the named executive officers were evenly split between RSUs and stock options. The target adjusted EBITDA established by our compensation committee for 2010 fiscal year was $19.5 million. In February 2011, our compensation committee determined that the actual adjusted EBITDA for fiscal 2010 was $33.9 million and represented 174% of the target adjusted EBITDA, which resulted in the maximum adjustment in the number of RSUs earned for the 2010 fiscal year of 150% of the target RSU amount in each case. The RSUs and stock options awarded in 2010 to our named executive officers are reported below in the table “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2010.”

In March 2011, our compensation committee continued to use this methodology to award stock options and RSUs to all of the named executive officers, except Mr. Rainville. The estimated value of the March 2011 awards granted the named executives officers were split 60/40 between RSUs and stock options. The grant date fair value of the stock option awards was $24.90 per share.

Other Elements of Compensation

Retirement and 401(k) Plans. We offer a 401(k) plan to our employees based in the United States, including our named executive officers. The 401(k) plan provides for a company matching contribution based on the amount the employee voluntarily contributes, up to a maximum amount. In addition, all our named executive officers, except Mr. Powell, are participants in a defined benefit retirement plan, which is described in “Executive Compensation – Pension Benefits in Fiscal 2010.” This plan was closed to new participants at the end of fiscal 2005, as we shifted our focus to providing defined contribution benefit plans to employees.

In March 2011, our compensation committee determined that the pension benefits of our named executive officers did not align with market practices and adopted a unfunded restoration plan (Restoration Plan) for the benefit of certain participants in our qualified defined benefit retirement plan whose benefits are reduced as a consequence of applicable Internal Revenue Service (IRS) limits on the level of contributions and benefits. For those executive officers participating in the qualified retirement plan, the Restoration Plan is designed to provide participants a comparable level of retirement benefits to those provided to other participants in the qualified retirement plan, relative to their compensation as defined in the qualified retirement plan. As of the date of adoption, the following named executive officers were participants in the Restoration Plan: Mr. Painter, Mr. O’Brien and Mr. Langevin. Following the participant’s termination of employment, the Restoration Plan will provide a supplemental benefit payable in a lump sum that is in addition to the benefit payable from the qualified retirement plan upon retirement. The supplemental benefit would be equal to the difference between the benefit payable under the qualified retirement plan calculated with and without application of the IRS limitations. The supplemental benefit under the Restoration Plan vests on December 31, 2013 for participants in the Restoration Plan as of its adoption, although vesting is accelerated upon the participant’s death or disability, or upon a change-in-control of our company, as such terms are defined in the Restoration Plan, provided the participant was then employed by us. No benefits were payable or accrued under this plan in 2010.

All our named executive officers are employees-at-will and can retire at any time. Executives who retire early (before the normal retirement age of 65 under our retirement plans) will receive reduced benefits under our defined benefit retirement plan. We do not offer extra years of credited service to participants in retirement plans, except under our change in control agreements with our named executive officers.

Health and Welfare Benefits. We offer health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, life insurance, short- and long-term disability plans, accidental death and dismemberment insurance, travel insurance, dependent care and flexible spending accounts and other similar benefits. The cost of these programs is not included in our Summary Compensation Table below for the named executive officers (except as noted) because they are offered to employees generally. We do not provide post-retirement health coverage to our named executive officers.

Change in Control Agreements. We have had change in control arrangements in effect with our named executive officers since our spinoff from Thermo Electron Corporation, now known as Thermo Fisher Scientific Inc. (Thermo), in 2001 (except for Mr. Powell, whose agreement was entered into in 2008, when he joined our company). These agreements provide severance benefits to our named executive officers if their employment is terminated under specified circumstances within 24 months after a change in control (known as a “double trigger”). We believe that such agreements help retain key management in times of transition and enable them to focus on the business and the best interests of stockholders without undue concern for the security of their jobs. These agreements are described below under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Executive Retention Agreements.”

No Employment and Severance Agreements. In general, we do not enter into employment or severance agreements with our named executive officers.

Succession Planning

During 2009, our compensation committee considered and negotiated the elements of a succession plan for the senior executives of our company. This process culminated in the adoption of a succession plan in August 2009, which provided for the transition of our chief executive officer at the time, Mr. Rainville, to the role of executive chairman at the beginning of fiscal 2010 and his retirement as an employee immediately after the end of fiscal 2010. In connection with this planned transition, the compensation committee negotiated the terms of an executive transition agreement with Mr. Rainville, which is described under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Rainville Transition Agreement.”

The compensation committee recommended to our board of directors that Mr. Painter succeed Mr. Rainville as chief executive officer, and provided for a gradual transition into this role. Mr. Painter first assumed the positions of president and chief operating officer in September 2009, and then became president and chief executive officer, and a member of our board of directors, at the beginning of our 2010 fiscal year. Mr. Langevin was promoted to the position of executive vice president and chief operating officer in January 2010, and Mr. Powell assumed Mr. Painter’s responsibilities for the fiberline and fiber-based products businesses in September 2009. Our compensation committee made no adjustments in compensation in 2009 to reflect these promotions. In March 2010, as part of its regular review of compensation, our compensation committee considered and approved adjustments in each executive officer’s cash compensation, consistent with its compensation philosophies, to reflect their new responsibilities.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and other named executive officers in excess of $1 million per person, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). We consider the potential effect of Section 162(m) in designing our executive compensation programs, but we reserve the right to use our independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on our company. From time to time, we re-examine our executive compensation practices and the effect of Section 162(m).

Stock Ownership Guidelines

In March 2011, we adopted stock ownership guidelines for our directors and executive officers. Our guidelines require our non-employee directors to hold shares equivalent in value to three times the annual cash retainer for directors, measured annually at the end of each fiscal year. Our chief executive officer is required to hold shares equivalent in value to three times his annual base salary. Our executive officers, other than the chief executive officer, are required to hold shares equivalent in value to one times their annual salary. For purposes of determining the number of shares held, we include shares beneficially held by each director or officer and earned, but unvested, restricted stock unit awards. Compliance with the guidelines will be measured annually following the close of the fiscal year, and our directors and executive officers have five years from the later of the adoption of our stock ownership guidelines or their appointment as a director or executive officer to attain compliance.

Risk Assessment of Our Compensation Policies

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. We believe that our policies are applied consistently across our businesses, and that our focus on corporate profitability, as opposed to other measures such as revenue growth, encourages consistent behavior across our organization.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors,

John M. Albertine (chairman)

Thomas C. Leonard

Francis L. McKone

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation information for our chief executive officer (our principal executive officer), our chief financial officer (our principal financial officer), our three other most highly compensated executive officers in fiscal 2010. These executive officers are collectively referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
William A. Rainville	2010	$325,000	—	—	—	$885,600	$213,344	$34,484	$1,458,428
Executive Chairman (5)	2009	$647,000	$153,900	$203,619	—	$80,500	$178,184	$35,135	$1,298,338
	2008	$647,000	—	$511,428	—	$872,100	$150,679	$31,856	$2,213,063
Jonathan W. Painter	2010	$425,000	—	$616,395	$517,300	$664,200	$26,584	$34,856	$2,284,335
President and Chief	2009	$240,000	$22,400	$33,118	—	$17,500	$23,630	$29,918	$366,566
Executive Officer (6)	2008	$240,000	$41,600	$83,107	—	$83,400	$19,400	$27,153	$494,660
Thomas M. O’Brien	2010	$297,000	—	$204,048	$165,536	$402,948	$53,081	$21,995	$1,144,608
Executive Vice	2009	$288,000	$33,700	$66,193	—	$17,600	$49,078	$22,808	$477,379
President and Chief	2008	$288,000	—	$166,214	—	$185,200	$37,159	$22,106	$698,679
Financial Officer
Eric T. Langevin	2010	$277,000	—	$166,682	$135,222	$343,170	$43,354	$23,366	$988,794
Executive Vice President and Chief Operating Officer (7)	2009	$225,000	$24,100	$33,118	—	$30,900	$34,850	$29,862	$377,830
	2008	$225,000	—	$83,107	—	$143,100	$31,124	$18,764	$501,095

Jeffrey L. Powell	2010	$250,000	—	$143,344	$116,289	$309,960	—	$29,955	$849,548
Senior Vice President (8)	2009	$225,000	$25,700	$33,118	—	$12,500	—	$29,836	$326,154

(1)	Represents the aggregate grant date fair value for equity awards made to our named executive officers in fiscal years 2008, 2009 and 2010. These amounts do not reflect whether the named executive officer has actually realized a financial benefit from the award. Grant date fair value of option awards is computed in accordance with Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to calculate grant date fair value in this proxy statement, please refer to Note 3 of the financial statements in our annual report on Form 10-K for the year ended January 1, 2011.

(2)	Represents amounts earned for 2008, 2009 and 2010 under our cash incentive plan. Our 2010 cash incentive plan awards are described above under “Compensation Discussion and Analysis—Annual Cash Compensation.”

(3)	Represents the annual change in pension plan value from the beginning to the end of the fiscal year under our defined benefit retirement plan, described below under the heading “Pension Benefits in Fiscal 2010.”

(4)	Represents the total amount of all other compensation provided to our named executive officers, and includes (a) employer costs of a leased car or a car allowance payment, (b) employer contributions under our 401(k) savings plan made on behalf of the named executive officer, and (c) employer payments to cover premiums for life insurance policies for the benefit of the named executive officer. In 2010, the employer contribution made under our 401(k) savings plan for each named executive officer was $11,025. In 2010, our life insurance policies provided coverage of two times an executive’s base salary up to a maximum of $1 million, and coverage is reduced to 65% of such amount once the employee reachs age 65. Mr. Rainville is over age 65.

(5)	Mr. Rainville served as our president until September 1, 2009 and as chairman and chief executive officer until January 3, 2010. He served as executive chairman of the board of directors for the 2010 fiscal year and retired as an employee on January 2, 2011. He was named our non-executive chairman effective January 3, 2011.

(6)	Mr. Painter was appointed our president and chief operating officer, effective September 1, 2009, and became our president and chief executive officer effective January 3, 2010. Prior to September 1, 2009, he served as our executive vice president.

(7)	Mr. Langevin was appointed our executive vice president and chief operating officer effective January 3, 2010. Prior to that date he was our senior vice president.

(8)	Mr. Powell was appointed our senior vice president and became an executive officer of the company effective September 1, 2009. He previously served as our vice president, new ventures.

Grants of Plan-Based Awards in Fiscal 2010

The following table provides information on individual grants and awards of equity-based compensation made to our named executive officers during fiscal 2010.

Grants of Plan-Based Awards in Fiscal 2010
Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts under Equity Incentive Plan Awards (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) (FAS123R)
William A. Rainville	2/24/10	$885,600	—	—	—	—
Jonathan W. Painter	2/24/10	$664,200	—	—	—	—
	3/3/10	—	43,500	—	—	$616,395
	3/3/10	—	—	70,000	$14.17	$517,300
Thomas M. O’Brien	2/24/10	$402,948	—	—	—	—
	3/3/10	—	14,400	—	—	$204,048
	3/3/10	—	—	22,400	$14.17	$165,536
Eric T. Langevin	2/24/10	$343,170	—	—	—	—
	3/3/10	—	11,763	—	—	$166,682
	3/3/10	—	—	18,298	$14.17	$135,222
Jeffrey L. Powell	2/24/10	$309,960	—	—	—	—
	3/3/10	—	10,116	—	—	$143,344
	3/3/10	—	—	15,736	$14.17	$116,289

(1)	Represents the cash amount earned in 2010 pursuant to an award under our cash incentive plan. In granting the award, our compensation committee established performance goals for the 2010 fiscal year as described in “Compensation Discussion and Analysis—Annual Cash Compensation—Cash Incentive Compensation.” In March 2011, our compensation committee determined the level of achievement of the performance goals resulting in the payout of awards at the level disclosed in this table. See “Compensation Discussion and Analysis—Annual Cash Compensation.”

(2)

Represents the number of shares subject to a performance-based RSU award granted in 2010 under our 2006 equity incentive plan. The RSUs were subject to performance goals for the 2010 performance period that our compensation committee determined were met for the 2010 performance period. See “Compensation Discussion and Analysis—Equity Incentive Compensation.” The RSUs are subject to additional time-based vesting, and one-third of the RSUs vest on each anniversary of March 10, beginning on March 10, 2011, provided the named executive officer remains employed with our company on each vesting date. The vesting of the RSUs is accelerated upon a change in control of our company.

(3)	Represents the grant date fair value of RSUs or stock options awarded to our named executive officers in 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information on outstanding equity awards held by our named executive officers as of the end of fiscal 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
William A. Rainville	—	—	—	—	—	—
Jonathan W. Painter	—	70,000	$14.17	3/3/2020	47,410	$1,117,454
Thomas M. O’Brien	—	22,400	$14.17	3/3/2020	22,215	$523,608
Eric T. Langevin	—	18,298	$14.17	3/3/2020	15,673	$369,413
Jeffrey L. Powell	—	15,736	$14.17	3/3/2020	14,026	$330,593

(1)	Each stock option listed becomes exercisable in three equal annual installments beginning March 3, 2011, provided the named executive officer remains employed by our company through the applicable vesting dates. The vesting of the options is accelerated upon a change in control of our company.

(2)	Represents the number of our shares underlying RSU awards that vest at various dates after January 1, 2011, provided that the named executive officer remains employed with our company through the applicable vesting dates. The vesting of the RSU awards is accelerated upon a change in control of our company.

(3)	Reflects the closing price of our common stock of $23.57 on December 31, 2010, the last trading day before the close of our fiscal year.

Option Exercises and Stock Vested in Fiscal 2010

The following table provides information on the exercises of options and vesting of restricted stock units during fiscal 2010 for each of our named executive officers. No other equity awards vested or were exercised during fiscal 2010.

Option Exercises and Stock Vested in Fiscal 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William A. Rainville	0	—	36,427	$858,584
Jonathan W. Painter	0	—	3,315	$78,135
Thomas M. O’Brien	0	—	6,630	$156,269
Eric T. Langevin	0	—	3,315	$78,135
Jeffrey L. Powell	0	—	3,570	$84,145

(1)	Reflects the closing price of our common stock of $23.57 on December 31, 2010, the last trading day before the close of our fiscal year.

Pension Benefits in Fiscal 2010

The following table provides information on the pension benefits provided to our named executive officers in fiscal 2010. All our named executive officers, except Mr. Powell, are participants in our noncontributory defined benefit retirement plan (Retirement Plan) that covers eligible employees located at our corporate headquarters or at our Kadant Solutions division. At the end of fiscal 2005, this plan was closed to new participants.

Under the Retirement Plan, each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on up to 1.75% of his average monthly compensation before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Eligible employees who retire early (before the normal retirement age of 65) will receive reduced benefits. Average monthly compensation is generally defined as average monthly base salary over the five consecutive years of highest compensation in the ten-year period preceding retirement, but the annualized compensation used may not exceed an IRS-prescribed limit for each year applicable to tax-qualified plans, which was $245,000 in 2010. Benefits under the retirement plan are fully vested after five years of service. The actual benefits that would be received by the participants are subject to reduction for Social Security benefits.

No pension benefits were paid to any of our named executive officers in fiscal 2010. We do not have a policy for granting extra pension service, except that in the event of a change in control, we are contractually required under our change in control agreements to recognize additional age and length of service in calculating the pension benefit payable to named executive officers.

The amounts reported in the table below equal the present value of the accumulated benefit at the end of fiscal 2010 for the named executive officers who are participants in the Retirement Plan using the assumptions described in the footnote.

Pension Benefits in Fiscal 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
William A. Rainville	Retirement Plan	30	$1,690,220
Jonathan W. Painter	Retirement Plan	10	$202,278
Thomas M. O’Brien	Retirement Plan	19	$645,101
Eric T. Langevin	Retirement Plan	24	$347,501

(1)	The accumulated benefit is based on service and compensation, as described above, through December 31, 2010, the plan’s year-end. The present value has been calculated assuming the benefit is paid as a lump sum. The assumptions used for calculating present value were the 2011 IRS Applicable Mortality Table and Interest Segment Rates of 2.15%, 4.55% and 5.58%.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2010, we had no nonqualified defined contribution or other nonqualified deferred compensation plans for our named executive officers.

Potential Payments Upon Termination or Change in Control

Rainville Transition Agreement. Our board of directors adopted a senior management succession plan in August 2009, in connection with the planned retirement of our chief executive officer at the time, Mr. Rainville. As part of the succession plan, we entered into an executive transition agreement with Mr. Rainville on August 17, 2009 (the Rainville Agreement), which terminated upon Mr. Rainville’s retirement as an employee on January 2, 2011 (his retirement date). Under the Rainville Agreement, Mr. Rainville continued as our chief executive officer through the 2009 fiscal year, and on January 3, 2010, assumed part-time responsibilities as our executive chairman. For his services as executive chairman in 2010 through his retirement date, Mr. Rainville received an annual base salary of $325,000 and participated in our cash incentive plan based a target or reference bonus of $400,000 for the 2010 fiscal year. Until his retirement date, Mr. Rainville also participated in our executive and employee benefit plans and received the same perquisites that were generally provided to our other executive officers.

Mr. Rainville’s outstanding stock options and restricted stock unit awards continued to be governed by the applicable plans and agreements. While serving as executive chairman, Mr. Rainville was not eligible to receive any additional compensation as a result of his service on our board of directors, nor did our board of directors grant him additional equity awards as a result of his service as executive chairman.

Prior to his retirement date, if Mr. Rainville’s employment had been terminated as a result of death or disability, he or his estate would have received his target or reference bonus for the fiscal year in which his death or disability occurred, prorated for the amount of time elapsed during that fiscal year prior to his death or disability. In addition, if Mr. Rainville’s employment had been terminated by us without cause prior to his retirement date, he would have received the compensation and benefits that he would have received had he remained an employee through his retirement date, and his outstanding restricted stock unit awards would have immediately vested to the extent that they would have vested had he remained an employee through his retirement date.

The Rainville Agreement also provided certain benefits to Mr. Rainville if a change in control of our company had occurred during 2010 and Mr. Rainville’s employment had been terminated on or before his retirement date. Following a change in control, if we had terminated Mr. Rainville’s employment without cause or Mr. Rainville terminated his employment for good reason, Mr. Rainville would have been entitled to receive a lump sum payment equal to the sum of (a) his target or reference bonus for the 2010 fiscal year, prorated for the amount of time elapsed during such fiscal year prior to his termination, and (b) two times the sum of (i) his highest annual base salary while executive chairman and (ii) his target or reference bonus for the 2010 fiscal year. In those circumstances, Mr. Rainville would also have had his benefits continued for two years following his termination, would be deemed to be fully vested in any retirement plans or programs in which he was a participant and, for purposes of such retirement plans or programs, would have been deemed to have his age and years of service with us increased by two years. In addition, shares of restricted stock or restricted stock unit awards held by Mr. Rainville would have become fully vested. The Rainville Agreement did not provide gross-up payments for any excise tax imposed on Mr. Rainville if payments under the Rainville Agreement were deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code.

Mr. Rainville also agreed in the Rainville Agreement, for the period of his employment and for two years after his retirement date, not to compete with us, solicit our clients or employees or assist any other party to cause a change in control of our company. He also agreed to maintain the confidentiality of our company’s information during the period of his employment and thereafter.

Executive Retention Agreements. We have no employment agreements or severance agreements with our named executive officers that provide benefits upon termination of employment, other than the executive transition agreement described above for Mr. Rainville. We have had change in control agreements in effect with each of our named executive officers since our 2001 spinoff from Thermo that provide severance pay and continuation of certain welfare benefits in the event of a change in control and a subsequent termination of the executive’s employment under specified circumstances within 24 months. Mr. Rainville’s change in control agreement expired in 2009 and was replaced by the Rainville Agreement described above. Mr. Powell’s change in control agreement was entered into in January 2008, when he joined our company.

A “change in control” is defined in the change in control agreements as:

•	the acquisition by any person of 20% or more of our outstanding common stock or voting securities;

•

the failure of our incumbent directors to constitute a majority of our board of directors, with “incumbent directors” meaning directors who are members of our board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;

•

the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets, unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 80% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 20% or more of the outstanding voting securities of the resulting or acquiring corporation; or

•	approval by our stockholders of a plan to completely liquidate or dissolve our company.

The change in control agreements provide for the immediate vesting of all of the named executive officer’s equity incentive awards upon a change in control.

In addition, the agreements provide severance benefits in the event the named executive officer’s employment is terminated during the 24-month period following the change in control. If the named executive officer’s employment terminates due to death, disability or voluntarily without “good reason,” the named executive officer receives a lump sum payment equal to:

•	his salary through the date of termination;

•	any cash incentives earned but not yet paid for the most recently completed fiscal year; and

•

a pro rata cash incentive for the year in which his employment terminates based on the higher of the individual’s current reference bonus or cash incentive for the most recently completed fiscal year (a “pro rata bonus”).

If such an event had occurred on January 1, 2011, all of our named executive officers would have received the cash incentive payment reported in the Summary Compensation Table under the column headed “Non-Equity Plan Compensation.” In the event of a termination for “cause,” the named executive officer only receives his salary through the date of termination and any previously paid but deferred bonus. If such an event occurred on January 1, 2011, no additional payments would have been received by our named executive officers.

In the event the named executive officer’s employment is terminated, either voluntarily with “good reason” or involuntarily “without cause,” during the 24-month period following a change in control, the change in control agreements provide for severance payments and the continuation of certain welfare benefits. In such event, the named executive officer would receive:

•	his salary through the date of termination;

•	any bonus earned but not yet paid for the most recently completed fiscal year;

•	a pro rata bonus (calculated as above);

•	a lump sum severance payment equal to (two times the sum of the highest annual salary and bonus (or current year reference bonus if higher) within the five years prior to the year of termination;

•	continuation of health, welfare and other fringe benefits applicable immediately prior to termination for a period of two years;

•	additional age and length of service equal to two years in calculating the pension benefit payable to the named executive officers under our pension plan; and

•	a cash payment to be used toward outplacement services equal to $20,000.

The timing of payments under the change in control agreements is subject to applicable provisions of Section 409A of the Internal Revenue Code. In addition, the change in control agreements require gross-up payments for any excise tax imposed on the named executive officer if payments under the agreements are deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code.

The following table sets forth the estimated compensation that would have been payable to our named executive officers, including Mr. Rainville, had a change in control event occurred as of January 1, 2011 and their employment terminated for good reason by the executive or without cause by us on that date.

Estimated Payments Upon a Change in Control and Termination of Employment for “Good Reason” or “Without Cause” as of January 1, 2011

Name	Lump Sum Severance Payment	Value of Acceleration of Vesting of Equity Incentives (1)	Present Value of Pension Plan Benefit (2)	Continuation of Benefits (3)	Outplacement Services	Estimated Parachute Tax Gross-up Payment
William A. Rainville (4)	$1,450,000	$188,866	$2,100,051	$88,477	—	N/A
Jonathan W. Painter	$2,178,400	$1,775,454	$273,959	$89,221	$20,000	$1,022,073
Thomas M. O’Brien	$1,399,896	$734,168	$802,762	$63,499	$20,000	—
Eric T. Langevin	$1,240,340	$541,414	$429,180	$66,149	$20,000	$520,799
Jeffrey L. Powell	$1,119,920	$478,511	—	$79,419	$20,000	$526,501

(1)	Represents equity incentives in the form of RSUs and stock options that vest assuming a change in control event and employment termination on January 1, 2011, and that are valued using the closing price of our common stock on December 31, 2010, the last trading day of our fiscal year. Does not include awards granted after January 1, 2011.

(2)	Represents the actuarial present value of the named executive officer’s accumulated benefit that he could receive in a lump sum under our defined benefit pension plan, after adjustment for the additional age and length of service provisions in the officer’s change in control agreement or the Rainville Agreement.

(3)	Represents the aggregate amount of the annual additional compensation reported in the Summary Compensation Table under “All Other Compensation,” which would continue to be provided for the period covered by the change in control agreement. This amount includes (a) employer costs of a leased car or a car allowance payment, (b) employer contributions under our 401(k) savings plan made on behalf of the named executive officer, and (c) employer payments to cover premiums for life insurance policies for the benefit of the named executive officer. In addition, the named executive officer would have health and welfare benefits continued for the period covered by the change in control agreement, for which we paid $9,755 in premiums in 2010 for each named executive officer, except in the case of Mr. Langevin where the amount was $9,708.

(4)	Reflects amount that would have been payable under the Rainville Agreement. The Rainville Agreement is described above under “Executive Compensation—Potential Payments Upon Termination of Change in Control – Rainville Transition Agreement.”

DIRECTOR COMPENSATION

During 2010, our directors who were not employees or members of management were paid the following cash compensation in the form of meeting and retainer fees for serving on our board of directors:

•	An annual retainer of $18,000, payable in monthly installments of $1,500 each.

•

A meeting fee of $1,500 for attending regular meetings of our board of directors in person and $750 for participating in meetings held by telephone in which substantive action is taken or that last more than one hour.

•

A meeting fee of $500 for attending regularly scheduled committee meetings of our board of directors in person and $250 for participating in committee meetings held by telephone in which substantive action is taken or that last more than one hour.

•	An annual retainer for chairmen of the following committees: audit committee—$3,000; compensation committee—$2,000; nominating and corporate governance committee—$1,000.

•	Reimbursement of out-of-pocket expenses incurred in attending or participating in meetings of our board of directors or its committees.

The compensation of our non-employee directors is reviewed periodically by the compensation committee of our board of directors using competitive market data provided by its compensation consultant based on our peer survey groups, described under “Compensation Discussion and Analysis.” Our compensation committee may recommend changes in director compensation, based on the survey results, to our board of directors for review and approval. Most recently, our compensation committee commissioned a study of director compensation by Towers Watson in early 2011 to review our director compensation program and its competitiveness relative to our peer companies. As a result of this review, our board revised our director compensation program to eliminate meeting fees in favor of an annual retainer and increased the retainers paid to chairman of committees. Effective January 1, 2011, our directors who are not employees will be paid the following fees for serving on our board of directors:

•	An annual retainer of $50,000, payable in equal monthly installments.

•	An annual retainer for the non-executive chairman of the board of $50,000, payable in equal monthly installments.

•	An annual retainer for chairmen of the following committees: audit committee—$8,000; compensation committee—$4,000; nominating and corporate governance committee—$2,500.

•	Reimbursement of out-of-pocket expenses incurred in attending or participating in meetings of our board of directors or its committees.

Each of our non-employee directors also receives an annual award of 5,000 RSUs, deliverable in shares of common stock upon vesting. The RSUs vest in installments of 1,250 shares each on the last day of each of our fiscal quarters during the fiscal year. Each of our non-employee directors also receives an award of 10,000 RSUs that vests only if a change in control of our company occurs prior to the last day of the first quarter of 2015. Any awards, to the extent not previously vested, are forfeited if the individual is no longer a member of the board of directors on the vesting dates for any reason other than a change in control. The vesting of all awards accelerates in the event of a change in control of our company. All awards were made under our stockholder-approved equity incentive plans.

Our non-employee directors may also be granted stock options periodically under our stockholder-approved equity incentive plans. The size and the terms of any grant are determined by the compensation committee of our board of directors.

Director Compensation for Fiscal 2010

The following table provides compensation information for our non-employee directors in fiscal 2010. Our directors do not receive any non-equity incentive plan compensation, hold deferred compensation cash balances, receive pension benefits or perquisites or other personal benefits for service on our board of directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John M. Albertine	$35,500	$70,850	$106,350
Thomas C. Leonard	$35,500	$70,850	$106,350
Francis L. McKone	$34,500	$70,850	$105,350
William P. Tully	$3,000	$27,575	$30,575

(1)	The amounts reported in this column are for meeting fees, annual retainers and chairman retainers earned in 2010. Dr. Tully joined our board in December 2010.

(2)	Represents the aggregate grant date fair value for RSU awards granted to our outside directors in 2010.

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board of directors in its oversight of our company’s financial reporting process, as stated in the charter of the committee, which is available on our web site at www.kadant.com. The audit committee provided the following report.

Management is responsible for the preparation, presentation and integrity of our company’s financial statements, its accounting and financial reporting principles, and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our company’s independent registered public accounting firm is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The audit committee is responsible for providing independent, objective oversight of these functions.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended January 1, 2011, with management and our independent registered public accounting firm, Ernst & Young LLP. We also discussed with Ernst & Young LLP the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received from Ernst & Young LLP the letter and other written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the audit committee concerning independence, and have discussed with Ernst & Young LLP their independence from the company. We have also considered whether the provision of other non-audit services by Ernst & Young LLP is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent registered public accounting firm described in this report, we recommended to the board of directors that the audited financial statements be included in our company’s annual report on Form 10-K for the year ended January 1, 2011, for filing with the SEC.

By the audit committee of the board of directors,

Thomas C. Leonard (chairman)

John M. Albertine

Francis L. McKone

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees (including out-of-pocket expenses) billed for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, for each of the last two fiscal years. All such services were approved by our audit committee in accordance with its pre-approval policy and procedures as described below in the section captioned “Pre-approval Policy and Procedures.”

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$1,448,600	$1,554,600
Audit-Related Fees (2)	28,300	90,800
Tax Fees (3)	77,500	160,700
All Other Fees	0	0

Total Fees	$1,554,400	$1,806,100

(1)	Audit fees consist of fees for the audit of our annual consolidated financial statements (including an assessment of our internal control over financial reporting), the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. These fees also include expanded audit procedures or consultations with our management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard setting bodies.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.” Audit-related services in 2010 represented fees for services associated with financial due diligence for an acquisition and in 2009 represented fees for services related to an international filing.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax compliance services accounted for $28,500 of the total tax fees paid for 2010 and $45,100 of the total tax fees paid for 2009. Tax advice and tax planning services related primarily to assistance with tax audits and appeals, and international tax planning. Tax advice and tax planning services accounted for $49,000 of the total tax fees paid for 2010 and $115,600 of the total tax fees paid for 2009.

Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted a policy requiring that all audit and non-audit services to be performed by our company’s independent registered public accounting firm be approved in advance by the committee. Generally, the services must be approved in advance by the audit committee at a meeting, at which the services to be provided are described, any non-audit services to be performed are confirmed to be permissible non-audit services and a maximum amount for the services are provided. The monetary limit may not be exceeded without obtaining further pre-approval under this policy.

The audit committee may pre-approve specified types of services that are expected to be provided to our company by our independent registered public accounting firm during the next 12 months. A condition to such pre-approval is that the service be described in sufficient detail and be subject to a maximum dollar amount. An example of such services would be the quarterly review of our interim financial statements.

The audit committee has delegated to the chairman of the committee the authority to pre-approve any audit or non-audit services to be provided by the independent registered public accounting firm, provided that the service is described in sufficient detail and is subject to a maximum dollar amount. The approval of such services must be reported to the entire committee at its next regular meeting.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the 2011 annual meeting of stockholders. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and form of proxy relating to our 2012 annual meeting of stockholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 14, 2011. In addition, our bylaws contain an advance notice provision that requires stockholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that stockholders give timely written notice of their proposal to our corporate secretary. To be timely, notices must be delivered to our corporate secretary at our principal executive office not less than 60 nor more than 90 days before the first anniversary of the prior year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2012 annual meeting of stockholders must provide written notice of the proposal to our corporate secretary after February 25, 2012 and before March 26, 2012. Proposals received at any other time will not be voted on at the meeting. Stockholders who wish to nominate director candidates for the stockholders to consider must include in the notice the additional information specified in our bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a stockholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by us. Solicitation will be made primarily by mail, but our regular employees may solicit proxies personally or by telephone, electronic or facsimile transmission. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names, and we will reimburse such parties for their reasonable charges and expenses.

Westford, Massachusetts

April 12, 2011

FORM OF PROXY

KADANT INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan W. Painter, Thomas M. O’Brien and Sandra L. Lambert, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Kadant Inc., a Delaware corporation (the “Company”), to be held on Wednesday, May 25, 2011 at 2:30 p.m. at the corporate offices of Kadant Inc. at One Technology Park Drive, Westford, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 4, 2011, with all of the powers the undersigned would possess if personally present at such meeting:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

KADANT INC.

May 25, 2011

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in	COMPANY NUMBER
the United States or 1-718-921-8500 from foreign countries from any
touch-tone telephone and follow the instructions. Have your proxy	ACCOUNT NUMBER
card available when you call.

Vote online/phone until 11:59 PM EST on the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, proxy card and 2010 Annual Report are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=11818

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED, FOR PROPOSALS 2, 4 AND 5, AND FOR A ONE YEAR FREQUENCY ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE

IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of two directors to the class to be elected for a three-year term expiring in 2014.

Nominees:	☐ John M. Albertine ☐ Thomas C. Leonard

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐.

2. To approve, by non-binding advisory vote, our executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve, by non-binding advisory vote, the frequency of future executive compensation advisory votes.

☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ ABSTAIN

4. To approve the increase in the shares available for issuance under our company’s 2006 equity incentive plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To ratify the selection of Ernst & Young LLP as our company’s independent registered public accounting firm for 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6. In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted FOR all of the nominees listed, FOR Proposals 2, 4 and 5, and FOR a one year frequency on Proposal 3, if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KADANT INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Equity Incentive Plan (the “Plan”) of Kadant Inc. (the “Company”) is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and motivate persons (such as employees, officers and directors of, and consultants to, the Company and its subsidiaries) who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity ownership opportunities or performance-based stock incentives in the Company, or any combination thereof (“Awards”), that are intended to align their interests with those of the Company’s stockholders and to encourage them to continue in the service of the Company and to pursue the long-term growth, profitability and financial success of the Company.

2.	Administration

The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have full power to interpret and administer the Plan, including full authority to:

•	prescribe, amend and rescind rules and regulations relating to the Plan and Awards,

•	select the persons to whom Awards will be granted (“Participants”),

•	determine the type and amount of Awards to be granted to Participants (including any combination of Awards),

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determine the terms and conditions of Awards granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change in control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts),

•	waive compliance by a Participant with any obligation to be performed by him or her under an Award,

•	waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant,

•	grant replacement Awards,

•	accelerate the vesting or lapse of any restrictions of any Award,

•	correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award, and

•	adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time.

Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No director shall be liable for any action or determination made in good faith.

The Board may, to the full extent permitted by law, delegate any or all of its

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responsibilities under the Plan to a committee (the “Committee”) appointed by the Board and consisting of independent members of the Board. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

3.	Effective Date

The Plan was adopted by the Board on March 7, 2006 and approved by the Company’s stockholders on May 25, 2006. No Awards may be granted under the Plan unless and until the Plan has been approved by the Company’s stockholders and no Awards may be made under the Plan after the tenth anniversary of the date of such stockholder approval.

4.	Shares Available for Awards

4.1	Authorized Number of Shares

Subject to adjustment as provided in Section 9.6, the total number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), reserved and available for distribution under the Plan shall be 1,230,000 shares1. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2	Share Counting

The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:

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shares of Common Stock covered by Awards of stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Plan; provided that Awards of stock appreciation rights that may be settled in cash only shall not be so counted;

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if any Award of shares of Common Stock expires or terminates without having been exercised in full, is forfeited or is otherwise terminated, surrendered or cancelled in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company pursuant to the terms of any Award, the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any applicable limitations under the Internal Revenue Code of 1986, as amended (the “Code”);

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if any Award results in Common Stock not being issued (including as a result of an stock appreciation right that could be settled either in cash or in stock and was actually settled in cash), the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code;

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900,000 shares were approved by the board on March 7, 2006 and approved by stockholder on May 25, 2006. The board approved an additional 330,000 shares on March 10, 2011, subject to stockholder approval at the 2011 Annual Meeting of Stockholders to be held on May 25, 2011.

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Shares of Common Stock tendered to the Company by a Participant to purchase shares of Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation), the number of shares tendered shall be added to the number of shares of Common Stock available for the future grant of Awards under the Plan; and

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Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its subsidiaries or affiliates or with which the Company or any of its subsidiaries or affiliates combines, shall not, unless required by law or regulation, count against the number of shares of Common Stock available for the future grant of Awards under the Plan.

4.3	Participant Limitation

Subject to adjustment as provided in Section 9.6, the maximum number of shares of Common Stock permitted to be granted under any Award or combination of Awards to a single Participant during any one calendar year shall be 500,000 shares of Common Stock.

5.	Eligibility

All of the employees, officers and directors of, and consultants to, the Company and its subsidiaries, or other persons are eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last two sentences of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.

6.	Types of Awards

The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant. An Award shall be made at the time specified by the Board, shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under federal tax laws or regulations or the federal securities laws relating to the type of Award granted.

Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:

6.1	Options

An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options (“incentive stock options”) that meet the requirements of Section 422 of the Code, or

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options that are not intended to meet the requirements of Section 422 of the Code (“nonstatutory options”).

6.1.1 Option Price. The price at which Common Stock may be purchased upon exercise of an option shall be determined by the Board, provided however, the exercise price shall not be less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board as of the date of grant.

6.1.2 Option Grants. The granting of an option shall take place at the time specified by the Board. Options shall be evidenced by written option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including but not limited to vesting and forfeiture provisions, acceleration, change in control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or nonstatutory option.

6.1.3 Option Period. An option will become exercisable at such time or times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify. The option agreements shall specify the terms and conditions applicable in the event of an option holder’s termination of employment during the option’s term. No option may be granted for a term in excess of 10 years.

Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any additional documents required by the Board and (2) payment in full in accordance with Section 6.1.4 for the number of shares for which the option is exercised.

6.1.4 Payment of Exercise Price. Stock purchased on exercise of an option shall be paid for as follows: (1) in cash or by check (subject to such guidelines as the Company may establish for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the option (or in the case of a nonstatutory option, by the Board at or after grant of the option), (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (or such other minimum length of time the Board expressly approves) and that have a fair market value (determined in accordance with procedures prescribed by the Board) equal to the exercise price, (ii) by delivery of a promissory note of the option holder to the Company, payable on such terms as are specified by the Board, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by any combination of the foregoing permissible forms of payment or (v) such other lawful consideration as the Board may determine.

6.1.5 Limitation on Repricing. Unless approved by the Company’s stockholders, (i) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the current exercise price per share of such outstanding option (other than adjustments pursuant to Section 9.6) and (ii) no outstanding option granted under the Plan may be cancelled, exchanged, bought out, replaced or surrendered in exchange for cash, other

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Awards, or options with an exercise price that is less than the current exercise price per share of such outstanding option (other than adjustments pursuant to Section 9.6).

6.1.6 Special Rules for Incentive Stock Options. Each provision of the Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries.

6.2	Stock Appreciation Rights

A stock appreciation right (“SAR”) is an Award entitling the recipient, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (in such form to be determined by the Board) determined in whole or in part by reference to appreciation after the date of grant in the fair market value of a share of Common Stock. The terms of SARs shall be determined by the Board in its discretion. SARs may be granted in tandem with, or separately from, Options granted under the Plan. No SAR may be granted for a term in excess of 10 years.

6.2.1 Tandem Awards. Participants may be granted a tandem SAR, consisting of SARs granted with an underlying option, exercisable upon such terms and conditions as the Board shall establish, provided that the tandem SAR will have the same exercise price and maximum term of the underlying option. Tandem SARs shall provide that the Participant may elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such vested shares. No option surrender shall be effective unless it is approved by the Board, either at the time of the actual option surrender or at any earlier time. If the option surrender is approved, then the distribution to the Participant may be made in shares valued at fair market value (on the option surrender date), in cash, or party in shares and partly in cash, as the Board shall deem appropriate. If the surrender of an option is not approved by the Board, then the Participant shall retain whatever rights he or she had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights in accordance with the terms of the option Award.

6.2.2 Stand-alone SARs. Participants may be granted a SAR not expressly granted in tandem with an option. The stand-alone SAR shall cover a specified number of shares of Common Stock and will become exercisable at such time or times and on such conditions as the Board may specify in the SAR Award. Upon exercise of a stand-alone SAR, a Participant shall be entitled to receive a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the exercise date) of the number of shares underlying the exercised right over (b) the aggregate base price in effect for those shares. The number of shares underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the

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Board at the time the stand-alone SAR is granted, provided however, that the base price per share may not be less than the fair market value per underlying share on the date of grant. The distribution to the Participant with respect to an exercised stand-alone SAR may be made in shares valued at fair market value on the exercise date, in cash, or party in shares and partly in cash, as the Board shall deem appropriate.

6.2.3 Limitation on Repricing. Unless approved by the Company’s stockholders, (i) no outstanding SAR granted under the Plan may be amended to decrease the exercise price or base price applicable to such SAR (other than adjustments pursuant to Section 9.6) and (ii) no outstanding SAR granted under the Plan may be cancelled, exchanged, bought-out, replaced or surrendered in exchange for cash, other Awards, or SARs with an exercise price or base price that is less than the current exercise price or base price per share applicable to such SAR (other than adjustments pursuant to Section 9.6).

6.3	Restricted Stock and Restricted Stock Units

An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price, if any, subject to restrictions specified in the instrument evidencing the Award. A restricted stock unit is an Award of a contractual right to receive, at a future date, shares or an amount based on the fair market value of a share of Common Stock, subject to restrictions specified in the instrument evidencing the Award.

6.3.1 Restricted Stock Awards. Awards of restricted stock and restricted stock units shall be evidenced by written agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restriction and forfeiture provisions, restrictions based upon the achievement of specific performance goals, change in control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Restricted stock units awarded to a Participant may be settled in shares valued at fair market value on the settlement date, in cash, or partly in shares or partly in cash, as the Board shall deem appropriate.

6.3.2 Restrictions. Until the restrictions specified in a restricted stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

6.3.3 Vesting. Awards of restricted stock or restricted stock units that vest based on the passage of time alone shall vest ratably not less than each of the first three anniversaries of the date of grant (1/3 on the first anniversary, an additional 1/3 on the second anniversary and 100% on the third anniversary). This vesting provision shall not apply to Awards that vest based on performance goals determined by the Board (including performance-based compensation Awards under Section 6.4). In addition, the Board may grant up to a maximum of 250,000 shares of Common Stock with vesting provisions that vary from the first sentence of this Section 6.3.3.

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6.3.4 Rights as a Stockholder. A Participant holding an Award of restricted stock units shall have no ownership interest in the shares of Common Stock to which the restricted stock units relate until payment with respect to such restricted stock units is actually made in shares of Common Stock. A Participant who acquires shares of restricted stock will have all of the rights of a Stockholder with respect to such shares including the right to receive dividends and to vote such shares, although the Board may determine that dividends and other property payable to a Participant shall be distributed only if and when the restrictions imposed on the applicable restricted stock lapse. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

6.3.5 Purchase Price. The purchase price of shares of restricted stock shall be determined by the Board, in its sole discretion.

6.3.6 Other Awards Settled With Restricted Stock. The Board may provide that any or all of the Common Stock delivered pursuant to an Award will be restricted stock.

6.4	Performance-Based Compensation

6.4.1 Performance Awards. A performance Award entitles the recipient to receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

6.4.2 Section 162(m) Performance-Based Awards. The Board may delegate the administration and grant of Awards to a Committee approved by the Board, the members of which all are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”), for the purpose of granting Awards that satisfy all the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code (“Performance-based Compensation”). If the Section 162(m) Committee determines, at the time a restricted stock Award or other stock-based Award is granted to a Participant, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “Covered Employee” (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 6.4.2 is applicable to such Award. The Section 162(m) Committee may be the same as the Compensation Committee, if the members of the Compensation Committee meet the criteria for the Section 162(m) Committee.

6.4.2.1 Performance Measures. Awards subject to this Section shall provide that the lapsing of restriction and the distribution of cash or shares pursuant to the Award, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on attainment of specified levels of one or any combination of the following, which may be absolute in their terms or

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measured against or in relationship to other companies comparably, similarly or otherwise situated, (collectively “Performance Measures”): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, (e) earnings per share growth, (f) earnings before interest, taxes and amortization (“EBITA”), (g) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, (r) stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in the Company’s debt instruments. To the extent not inconsistent under Section 162(m), the measurement of Performance Measures may exclude or be adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) cumulative effects of changes in accounting principles, (v) the writedown of any asset and (vi) charges for restructuring and rationalization programs. The Performance Measures may be particular to a Participant, or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee. Performance Measures will be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

6.4.2.2 Adjustment of Performance Measures. With respect to Awards that are intended to be subject to this Section 6.4.2, the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

6.4.2.3 Committee Discretion. Nothing in this Section 6.4.2 is intended to limit the Board’s discretion to adopt conditions or goals that relate to performance with respect to any Award that is not intended to qualify as Performance-based Compensation. In addition, the Board may, subject to the terms of the Plan, amend previously granted Award in a way that disqualifies them as Performance-based Compensation.

6.4.2.4 Change in Law. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit the Section 162(m) Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Section 162(m) Committee shall have sole discretion to make such changes without obtaining stockholder approval.

6.5	Other Stock-Based Awards

The Board may grant equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Board may determine. By way of illustration and not limitation, such other stock-based Awards may (i) involve the transfer of actual shares of Common Stock, either at the time of grant or thereafter, or payment in cash or

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otherwise of amounts based on the value of shares of Common Stock; (ii) be subject to performance-based or service-based conditions; (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares or other form of stock-based incentive; or (iv) be designed to comply with applicable laws of jurisdictions other than the United States.

6.6	Deferred Payments or Delivery of Shares; Limitation on Options and SARs

The Board may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination, shall be deferred or may, in its sole discretion, approve deferral elections by Participants, on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of shares of the Common Stock will take place. Notwithstanding the foregoing, deferral of option or SAR gains shall not be permitted under the Plan.

7.	Purchase Price and Payment

Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.	Change in Control

8.1	Impact of Event

In the event of a “Change in Control” as defined in Section 8.2, as applicable, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 8.2 below). If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, all outstanding Awards of a Participant shall be accelerated as follows: (i) each outstanding stock option, stock appreciation right or other stock-based Award granted under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and vested, and will no longer be subject to a right of repurchase by the Company, and will remain exercisable throughout their entire term, (ii) each outstanding restricted stock award, restricted stock unit or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and exercisable to the full extent of the original grant.

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8.2	Definition of “Change in Control”

“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions of shares of Common Stock shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board as of March 8, 2006 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business

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Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.	General Provisions

9.1	Documentation of Awards

Awards will be evidenced by written instruments, which may differ among Participants, prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters or similar instruments which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the requirements of the Plan and may contain such other provisions (including provisions relating to events of merger, consolidation, dissolution and liquidations, change in control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.

9.2	Rights as a Stockholder

Except as specifically provided by the Plan or the instrument evidencing the Award, the receipt of an Award will not give a Participant rights as a Stockholder with respect to any shares covered by an Award until the date of issue of a stock certificate to the Participant for such shares.

9.3	Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative, the Company will be

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under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

9.4	Tax Withholding

The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

9.5	Transferability of Awards

Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, permit or provide in an Award for the transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and /or an immediate family member if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

9.6	Adjustments in the Event of Certain Transactions

(a) In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above and the participant limit set forth in Section 4, and (ii) appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change.

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(b) In the event of any recapitalization, spinoff, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make appropriate adjustments to outstanding Awards to avoid distortion in the operation of the Plan.

9.7	Employment Rights

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.

9.8	Other Employee Benefits

The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

9.9	Legal Holidays

If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

9.10	Foreign Nationals

Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified in the Plan in order to meet the applicable laws and other legal or tax requirements of the countries in which such foreign nationals reside or work, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

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9.11	Governing Law

The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

9.12	Compliance with Section 409A of the Code

To the extent applicable to an Award, it is intended that this Plan and Awards made under the Plan comply with the provisions of Section 409A of the Code and applicable rules and regulations. The Plan and any Awards to which Section 409A is applicable will be administered in a manner consistent with this intent, and any provision that would cause this Plan or any Award made under the Plan to fail to satisfy Section 409A of the Code, to the extent applicable, shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Participants to which Section 409A shall apply).

Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

10.	Termination and Amendment

The Plan shall remain in full force and effect until terminated by the Board. Subject to the last sentence of this Section 10, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards. Notwithstanding the foregoing, (i) no amendment that would require stockholder approval under the rules of the New York Stock Exchange may be made effective until stockholder approval has been obtained, (ii) no amendment limiting or removing the prohibition on repricing of options shall be effective unless stockholder approval is obtained, (iii) to the extent required by Section 162(m) of the Code, no

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amendment applicable to an Award that is intended to comply with Section 162(m) shall be effective unless stockholder approval is obtained as required under Section 162(m) and (iv) to the extent required under Section 422 of the Code, no amendment or modification to an incentive stock option shall be effective unless stockholder approval is obtained. No amendment of the Plan or any agreement evidencing Awards under the Plan may materially adversely affect the rights of any Participant under any Award previously granted without such Participant’s consent.

As amended and in effect 3/10/11

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